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SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

PHOTOGEN TECHNOLOGIES, INC. (Name of Registrant As Specified In Its Charter)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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PHOTOGEN TECHNOLOGIES, INC.
140 UNION SQUARE DRIVE
NEW HOPE, PA 18938

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2003

To the Stockholders of Photogen Technologies, Inc.	December 23, 2002

        We hereby give you notice that a special meeting of stockholders of Photogen Technologies, Inc. ("Photogen" or the "Company") will be held on January 24, 2003, at 10:00 A.M., Chicago time, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. The purposes of the meeting are to:

  1.
  Ratify the issuance of more than 20% of our voting stock resulting from selling between $9,000,000 and $15,000,000 of common stock in a financing transaction with certain institutional investors without eliminating the Series A Liquidation Preference of the Company's Series A Preferred Stock.

  2.
  Ratify, adopt and approve an agreement by Elan Corporation, plc to pay three institutional investors the amounts they otherwise would have received on liquidation of the Company if the Series A Liquidation Preference had been eliminated.

        The Board of Directors has fixed the close of business on December 13, 2002, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment.

        You are cordially invited to attend the meeting. Principal stockholders of the Company, which collectively own approximately 37% of the Company's issued and outstanding shares of common stock (67% of the shares excluding the common stock held by Mi3, L.P. and Oxford BioScience Partners IV, L.P./MRNA Fund II L.P.), have agreed to vote in favor of the above proposals.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        Please review the Information Statement included with this notice for a more complete description of these matters.

        A list of stockholders of the Company entitled to vote at the meeting will be available for inspection by stockholders at the Company's office for ten days before the special meeting during normal business hours.

BY ORDER OF THE BOARD OF DIRECTORS
Taffy J. Williams, Chairman of the Board

TABLE OF CONTENTS

INTRODUCTION	1
General Information	1
Matters to Be Voted Upon at the Special Meeting	1
Shareholders Entitled to Vote	1
Board Recommendation	2
Votes Required to Approve Proposals	2
Agreements to Vote in Favor of Proposals	2
Dissenters' Rights of Appraisal	2
BACKGROUND FOR PROPOSALS	2
Interest of Certain Persons in Financing Transaction and Elan Agreement	3
PROPOSAL 1 Ratify Financing Transaction Without Eliminating the Series A Liquidation Preference	4
Summary of Financing Transaction	4
Institutional Investors; Private Placement	4
Use of Proceeds	4
Conditions	5
Post-Closing Covenants	5
Voting Agreement	6
Registration Rights Agreement	7
Fairness to Stockholders	7
Changes to Series B Preferred Stock	7
Amendments to Articles of Incorporation and Bylaws	7
Change in Control	8
Dilution	8
PROPOSAL 2 Approve Agreement to Pay Investors Losses from Series A Liquidation Preference	10
Elan Agreement	10
Security Ownership of Certain Beneficial Owners and Management	10
Financial and Other Information	13
Financial Statements and Supplementary Financial Information	13
Management's Discussion and Analysis of Financial Condition and Result of Operations	13
Quantitative and Qualitative Disclosures About Market Risk	13
Other Information	13
Other Matters	13
Information Incorporated By Reference	13

i

PHOTOGEN TECHNOLOGIES, INC.
140 UNION SQUARE DRIVE
NEW HOPE, PA 18938

INFORMATION STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 24, 2003

INTRODUCTION

        General Information.    Photogen Technologies, Inc. ("we," "us," "our," or the "Company") is furnishing this Information Statement to holders of our common stock, par value $.001 per share ("common stock") in connection with the special meeting of stockholders to be held at 10:00 a.m. Chicago time on January 24, 2003 (the "Special Meeting"). The Special Meeting will be held at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. We mailed this Information Statement to stockholders on approximately December 23, 2002.

  Matters to Be Voted Upon at the Special Meeting.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        At the Special Meeting, the stockholders will consider and vote upon two proposals:

  1.
  Ratify the issuance of more than 20% of our voting stock resulting from selling between $9,000,000 and $15,000,000 of common stock in a financing transaction with certain institutional investors without eliminating the Series A Liquidation Preference of the Company's Series A Preferred Stock.

  2.
  Ratify, adopt and approve an agreement by Elan Corporation, plc ("Elan") to pay three institutional investors the amounts they otherwise would have received on liquidation of the Company if the Series A Liquidation Preference had been eliminated.

        Shareholders Entitled to Vote.    Only stockholders of record at the close of business on December 13, 2002 are entitled to notice of and to vote at the Special Meeting. On all matters that may come before the Special Meeting, each holder of common stock will be entitled to one vote for each share of common stock he or she holds at the close of business on December 13, 2002.

        A quorum for purposes of the Special Meeting will exist if the holders of a majority of our issued and outstanding common stock are present. We will count abstentions and broker non-votes for purposes of determining the presence of a quorum, but we will not count them to determine whether the stockholders have approved any given proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        At November 30, 2002 there were approximately 13,457,551 shares of common stock outstanding. We also have approximately 14,464 shares of Series A Preferred Stock outstanding, but those shares are not entitled to vote on the matters being considered at the Special Meeting.

        We are the record holder of 5,033 shares of common stock (less than 0.1% of the outstanding common stock) as exchange agent for stockholders who have not turned in their shares of our predecessor (Bemax Corporation) in exchange for Company shares in connection with a previous reverse split of the common stock. If any of those stockholders vote at the Special Meeting, we will record their votes in accordance with their direction. We will treat shares held by such stockholders who do not vote as broker non-votes.

        Board Recommendation.    The Board of Directors unanimously approved each of the Proposals to be considered at the Special Meeting and recommends that stockholders also vote FOR approval of each Proposal. Because they may be deemed to have a financial interest in the transaction, Dr. Weinstein and Mr. McPhee abstained from the Board's vote on the two proposals to be considered at the Special Meeting.

        Votes Required to Approve Proposals.    Assuming a quorum is present at the Special Meeting, the two proposals must be approved by the holders of both (a) a majority of the common stock present at the Special Meeting, and (b) a majority of the common stock held by stockholders excluding Mi3, L.P. ("Mi3") and Oxford BioScience Partners IV, L.P./MRNA Fund II L.P. (who are parties to the Elan Agreement).

        Agreements to Vote in Favor of Proposals.    Dr. Weinstein, Stuart Levine and Tannebaum, LLC (the "Chicago Stockholders") agreed to vote in favor of both Proposals to be considered at the Special Meeting. The Chicago Stockholders collectively own 5,028,805 shares of common stock (37% of the voting power eligible to vote at the meeting and 67% of the voting shares excluding the common stock held by Mi3 and Oxford BioScience Partners IV, L.P./MRNA Fund II L.P.) As a result of this agreement and our understanding that Mi3 and Oxford Bioscience Partners IV, L.P./MRNA Fund II L.P. will vote to approve both Proposals, there are sufficient votes to approve Proposals 1 and 2.

        Dissenters' Rights of Appraisal.    There are no dissenters' rights of appraisal in connection with any of the matters to be voted on at the Special Meeting.

BACKGROUND FOR PROPOSALS

        The matters to be considered at the Special Meeting arise out of the institutional financing transaction that was the subject of Proposal 2 at our Annual Meeting held on October 31, 2002. We had the first closing of the financing transaction on November 12, 2002, at which time we issued $9,000,000 of common stock (33,333,333 shares) at a price of $.27 per share. Because it involved our issuing more than 20% of our then-outstanding common stock, under Nasdaq rules, the financing transaction had to be approved by the stockholders. At our October 31, 2002 Annual Meeting (the "Annual Meeting"), the financing transaction was approved by a vote of 79% of the stock voting at the Annual Meeting.

        One of the conditions to the closing of the financing transaction was that the holder of our Series A Preferred Stock amend the Certificate of Designations, Rights and Preferences (the "Certificate of Designations") setting the terms of the Series A Preferred Stock to eliminate the Series A Liquidation Preference. In consideration of eliminating the Series A Liquidation Preference, the Series A conversion price would be lowered to $3.00 from $21.17 per share. The Certificate of Designations provides that upon liquidation, dissolution or winding up of Photogen (whether voluntary or involuntary), the holder of the Series A Preferred would be entitled to a liquidation preference (the "Liquidation Preference") of cash or other property out of funds legally available for distribution to our stockholders, before any distribution is made to the holders of common stock or other securities ranking junior to the Series A Preferred Stock. The amount of the Liquidation Preference is $1,000 per share. As of November 12, 2002, the total Liquidation Preference was $15,892,220.

        Elan International Services, Ltd. ("EIS") and the Company are parties to a joint venture to develop lymphography technologies carried out through Sentigen, Ltd. As part of the joint venture arrangements, among other things, the Company issued EIS (i) 115,385 shares of its common stock and a warrant to acquire 100,000 shares of common stock, (ii) 12,015 shares of its Series A Preferred Stock, and (iii) a convertible note in the principal amount of $4,806,000. After issuance, the Series A Preferred Stock and warrants were transferred to Elan Pharmaceutical Investments II, Ltd. ("EPIL"). EIS is a wholly owned subsidiary of Elan. To our knowledge, based on statements to us by representatives of Elan Corporation, plc, EPIL is not controlled by Elan Corporation, plc (even though EPIL has "Elan" as part of its corporate name). As part of the financing transaction, all of the outstanding principal and accrued interest under the convertible note in the amount of $3,082,487.30 was converted into common stock at a conversion price of $6.00 (reduced from $18.15) resulting in the issuance of 128,437 (post-reverse split) shares of our common stock to EIS.

        Immediately before the Annual Meeting, Elan Corporation, plc's representatives and counsel informed us that EPIL, as the holder of the Series A Preferred Stock, could not proceed with these amendments to the terms of the Series A Preferred Stock. These representatives stated that, at that time, EPIL could not make any investment decision regarding this asset and the proposed changes could be considered an investment decision. Instead of aborting the transaction because Photogen could not meet this condition to the closing, the parties developed an arrangement whereby Elan Corporation, plc would "make whole" the institutional investors for certain losses they might incur as common stockholders because of EPIL's inability to eliminate the Liquidation Preference.

        On November 12, 2002, Elan entered into an Agreement (the "Elan Agreement") (a copy of which is attached to this Information Statement as Exhibit A) with the three principal institutional investors in the financing, Mi3, Oxford BioScience Partners IV L.P. and MRNA Fund II L.P. (collectively, the "Investors"). The Elan Agreement provides that Elan Corporation, plc will pay the Investors an amount in cash (or the fair market value of other property) distributed to the holder of the Series A Preferred Stock on account of the Liquidation Preference that, in the absence of the Liquidation Preference would have been paid to those Investors in accordance with applicable law, up to a maximum of $16,000,000. Only those three Investors (or subsequent holders of their common stock) are beneficiaries of the Elan Agreement. The Liquidation Preference remains in effect and the conversion price for the Series A Preferred is still $21.17 per share; however, on the basis of the Elan Agreement, the Investors agreed to proceed with the closing of the financing.

        The Elan Agreement provides that we must submit the Elan Agreement to our stockholders (other than the Investors) so they have an opportunity to ratify consummation of the financing transaction with the Investors without eliminating the Liquidation Preference and ratify the Elan Agreement. Also on November 12, 2002, the Chicago Stockholders entered into a Voting Agreement (the "New Voting Agreement") (a copy of which is attached to this Information Statement as Exhibit B) pursuant to which they agreed to vote all shares of common stock they owned of record or beneficially to approve ratification of the financing transaction and the Elan Agreement.

  Interest of Certain Persons in Financing Transaction and Elan Agreement

        Dr. Weinstein, one of our directors, may be deemed to control Tannebaum, LLC, which acquired common stock in the financing transaction. Dr. Weinstein and Tannebaum LLC are also parties to the New Voting Agreement and have agreed to vote their shares in favor of the Proposals to be considered at the Special Meeting. Mr. McPhee, another director, is President of Mi3 Services L.L.C. which is the general partner of Mi3. Mi3 purchased shares in the financing transaction and is one of the Investors that may receive a benefit under the Elan Agreement. Dr. Weinstein and Mr. McPhee abstained from the Board's vote to ratify consummation of the financing transaction and the Elan Agreement.

PROPOSAL 1

Ratify Financing Transaction Without Eliminating the Series A Liquidation Preference

Summary of Financing Transaction

        Institutional Investors; Private Placement.    The institutional investor group which purchased our common stock included Mi3 (which invested $500,000) and Oxford BioScience Partners IV L.P./MRNA Fund II L.P. ($6,000,000). The group also included Tannebaum, LLC (which invested $2,500,000 through the conversion of its credit line to Photogen), whose manager is controlled in part by Dr. Weinstein, one of our directors. We may sell an additional $6,000,000 of common stock at $0.27 per share to the institutional or accredited investors on the terms of the financing transaction. In all, the institutional investors purchased $9,000,000 of our common stock. As part of the financing transaction, we agreed to a Registration Rights Agreement requiring us to file a registration statement with the Securities and Exchange Commission (the "SEC") within 45 days to cover the institutional investors' sales of the shares, and the Investors and Chicago Stockholders agreed to a Voting, Drag-Along and Right of First Refusal Agreement (the "Voting Agreement"). The Common Stock Purchase Agreement, the Registration Rights Agreement and the Voting Agreement are hereby incorporated into this Information Statement by reference to Exhibits C, D and G of the Company's DEFM 14A proxy statement dated September 12, 2002.

        The purchase price per share to the institutional investors was determined based on the institutional investors' valuation of the Company at $13,100,000 (before their investment) divided by the number of issued and outstanding shares of common stock and all shares of common stock issuable on exercise of warrants and options and conversion of securities convertible into common stock (including the increase to the 2000 Long Term Incentive Compensation Plan) following the completion of the corporate separation transaction, less 4,070,000 shares subject to options at the time of the closing of the financing, and adjusted to take into account a settlement we entered into with a broker for $175,000 cash and issuance of warrants to purchase 150,000 shares. The institutional investors' purchase price per share was $0.27 and we issued a total of 33,333,333 shares to them. At the closing Tannebaum, LLC's $2,500,000 credit facility to us was eliminated and converted to common stock at $.27 per share.

        The common stock issued in the financing transaction is entitled to one vote per share on all matters the holders of common stock may vote upon.

        Use of Proceeds.    We must use the proceeds from the sale of our common stock to the institutional investors for the following purposes (including related general and administrative costs) in the following order or priority, unless otherwise authorized by a majority of the Board:

  •
  To seek FDA approval for the use of PH-50 (our cardiovascular diagnostic technology) as a CT contrast agent.

  •
  To seek FDA approval for the use of N1177 (being developed through our joint venture with Elan) as a lymphography contrast agent.

  •
  To perform pre-clinical exploration of the use of PH-50 to identify vulnerable plaque.

  •
  To acquire or license compounds to build a product pipeline for the Company.

Pending use of the proceeds for these purposes, we will invest the funds in securities issued or guaranteed by the United States, national bank repurchase agreements secured by those securities or other investments approved by a majority of the Board, but not in any way that would result in the Company being subject to the Investment Company Act of 1940.

        Conditions.    In addition to amending the Certificate of Designations for the Series A Preferred Stock, the institutional investors' obligations to purchase our common stock were subject to the fulfillment of certain conditions, including that:

  •
  Our representations and warranties in the Common Stock Purchase Agreement were true as of the closing.

  •
  We obtained all necessary consents and approvals (including any necessary from the SEC) and no judgment or legal proceeding would prevent consummation of the transaction in the Common Stock Purchase Agreement.

  •
  All shares of Series B Preferred Stock were converted into common stock, concurrently with the closing.

  •
  Our Articles of Incorporation and Bylaws have been amended in accordance with the proxy statement, as supplemented.

  •
  The Voting Agreement has been executed and the Registration Rights Agreement has been executed.

  •
  Mr. Williams, Mr. Boveroux and Dr. Koenig have executed noncompetition agreements.

  •
  William D. McPhee, as the investors' initial Board nominee, was appointed by the Board as director of the Company, concurrently with the closing, and the other directors contemplated to be in office by the Voting Agreement were elected or appointed.

  •
  The $2,500,000 credit facility provided by Tannebaum, LLC was converted into common stock at the same price per share paid by the Investors and the credit facility was cancelled.

  •
  The principal and interest under our convertible note originally issued to EIS have been converted into common stock.

  •
  A one-for-four reverse split of our common stock occurred.

  •
  We received opinions that the financing and the corporate separation transactions were fair to the stockholders from a financial point of view.

  •
  The business development and unit sale agreements with AmeriCal Securities were terminated.

        Post-Closing Covenants.    In addition to seeking stockholder ratification of the Elan Agreement and the consummation of the financing transaction, we agreed to perform certain covenants concurrently or after the closing of the transactions in the Common Stock Purchase Agreement, as amended, including the following:

  •
  We will permit the investors to inspect our books, records, properties and assets.

  •
  We will hold each year not less than five Board meetings and two meetings each of the Compensation Committee and Audit Committee; hold two meetings with representatives of the investors each year; permit representatives of the investors to attend and observe all Board and Board committee meetings; reimburse Board members for reasonable out-of-pocket expenses to attend Board meetings and discharge their duties; and indemnify Board members from costs and liabilities incurred in the course of their duties pursuant to indemnification agreements.

  •
  We will furnish to the investors yearly business plans and monthly and quarterly operating budgets.

  •
  We will maintain $2,000,000 of key-man life insurance on Taffy Williams and we will maintain $15,000,000 of directors and officers liability insurance.

  •
  We will increase the number of shares available for issuance under our option plans to equal 20% of our common stock calculated on a fully diluted basis, including shares issued in the institutional financing.

        Voting Agreement.    As part of the financing transaction, the Company, the Chicago Stockholders and the Investors entered into the Voting Agreement. Together, the Investors and Chicago Stockholders beneficially own 16,255,657 shares (61.8%) of our fully diluted common stock (87.1% of the outstanding common stock as of November 12, 2002).

        The Voting Agreement provides that each of its parties will vote all shares of which it is the beneficial owner as follows:

  •
  To maintain the total number of directors at seven.

  •
  To amend our Articles of Incorporation or Bylaws in accordance with the recommendation of five of the seven directors.

  •
  For the election of the following directors:

  •
  One person nominated by Mi3 (who initially will be William D. McPhee);

  •
  One person nominated by the holders of 80% of the shares owned by the Investors;

  •
  One person nominated by the holders of 80% of the shares owned by the Chicago Stockholders (who initially will be Dr. Weinstein);

  •
  One person appointed by our Board of Directors as the Chief Executive Officer (who initially will be Taffy Williams, Ph.D.)

  •
  One person nominated by Elan, in accordance with and subject to our October 20, 1999 Securities Purchase Agreement with Elan; and

  •
  Two persons (or three if Elan's right to nominate a director expires) with industry experience in the healthcare, biotech or pharmaceutical industries, as nominated by our Board of Directors and approved by the holders of 80% of the shares beneficially owned by the Investors (who initially will be Gene Golub and Lester McKeever, Jr.).
  •
  To remove from the Board any director nominated under the Voting Agreement at the request of the entity or group having the right to nominate or approve that director.

  •
  To maintain an Audit Committee and Compensation Committee of the Board, each with three members, and to appoint one director to serve on each Committee nominated by the holders of 80% of the shares owned by the Investors (who initially will be Mr. McPhee).

        The Voting Agreement also provides that none of its parties will sell, transfer, pledge, grant any option for, or otherwise dispose of any of their shares of common stock except in compliance with the Voting Agreement. There are several provisions governing the sale of stock:

  •
  If at any time after the third anniversary of the Voting Agreement we receive an offer from a third party to purchase substantially all of our assets or equity, the sale has been approved by a majority of the Board of Directors (with the Chicago Stockholders' Board nominee recusing himself) and the Investors propose to sell a majority of their shares at that time, then the Investors may require the Chicago Stockholders to sell a pro rata portion of the Chicago Stockholders' shares to the purchaser of the Investors' shares. These rights and obligations will terminate upon consummation of an underwritten public offering covering the offer and sale of our common stock on a firm commitment basis for an offering price of at least $20,000,000.

  •
  If a party to the Voting Agreement desires to transfer any shares in a privately-negotiated transaction pursuant to a bona fide offer, the selling stockholder will notify us and the other parties to the Voting Agreement. We will have a right of first refusal to purchase all or a portion of the shares on the same terms as proposed in the third party offer. If we elect to purchase less than all, or none, of the shares proposed to be sold, the other parties will have a right of second refusal to purchase the remaining shares on the same terms as proposed in the third party offer. If we and the remaining parties do not purchase all of the shares proposed for transfer, the selling stockholder may sell the shares on the terms of the third party offer. These restrictions do not apply to the sale of common stock under Rule 144 or under a registration statement.

        Registration Rights Agreement.    The Registration Rights Agreement requires us to file a registration statement with the SEC within 45 days after the closing of the financing transaction. The registration statement will cover the Investors' resale of common stock purchased at the closing. We must use reasonable best efforts to obtain a waiver from holders of piggyback registration rights who might otherwise be entitled to join in the registration agreement.

        We must pay all expenses associated with the registration statement. If the registration statement is not declared effective by the SEC within 60 days after it is filed (or longer if Mi3 extends that period in its reasonable discretion for good cause), we must make pro rata payments to each Investor of 1.5% of the aggregate amount that investor invested as partial compensation for the delay. We may pay these amounts by delivering additional shares of common stock valued at the arithmetic mean of the closing prices of the shares for 10 trading days beginning 20 trading days before issuing the shares.

        If the offering pursuant to the registration statement is underwritten, any investment banker we choose must be reasonably satisfactory to Mi3. We have a number of obligations in connection with the registration statement, including to cause it to remain continuously effective until the Investors sell all of their shares covered by the registration statement or those shares are eligible for sale under Rule 144(k). We must also provide Mi3 with ongoing due diligence materials, and we must indemnify each institutional investor and certain of their related persons from liabilities they incur resulting from any untrue statement or omission of a material fact contained in the registration statement and related documents and from certain other liabilities.

        Fairness to Stockholders.    As one of the conditions to the closing of the financing transaction, we obtained a letter from CBIZ Valuation Counselors in which that firm gave its opinion that the financing transaction was fair to our stockholders from a financial point of view.

        Changes to Series B Preferred Stock.    As a condition to the closing of the financing transaction, the holders of a majority of the Series B Preferred Stock agreed to convert all shares of Series B Preferred Stock (including all shares of Series B Preferred Stock paid as in-kind dividends) into common stock at the closing of the financing transaction. In exchange, we agreed that the conversion ratio of the Series B Preferred Stock would change from 1.44703 (the conversion ratio after taking into consideration all issuances of common stock before the financing transaction) to 4.25. Thus, the Series B Preferred Stock was converted into a total of approximately 422,316 shares of common stock, the Series B Preferred Stock is no longer outstanding and is there no longer any liquidation preference associated with the Series B Preferred Stock.

        Amendments to Articles of Incorporation and Bylaws.    Another of the conditions to the closing of the financing transaction was that we amend our Articles of Incorporation and Bylaws. We filed our amended Articles of Incorporation on November 12, 2002. The amendment to the Articles of Incorporation effected a one-for-four reverse stock split.

        The amendment to the Bylaws eliminated the requirement that various Board activities must be approved by five of the seven directors. These matters included creating committees of the Board and various other material transactions. As a result of the amendments to the Bylaws, Board actions will be effected by a majority of a quorum, unless another supermajority or specific voting procedure applies to a particular matter. The Bylaws (a copy of which is attached to this Information Statement as

Exhibit C) were also amended to require unanimous Board approval to propose, approve or authorize a liquidation of the Company (as that term is defined in the Certificate of Designations for the Series A Preferred Stock).

        Change in Control.    On November 12, 2002, when we consummated the first closing of the financing transaction and issued 33,333,333 shares of our common stock to the institutional investors, we also closed a corporate separation involving a split off of our therapeutic line of business (consisting principally of PH-10 and the our laser related technologies) to our five founding stockholders (the "Tennessee Stockholders") in exchange for and cancellation of all of their shares of common stock (52.9% of the issued and outstanding shares of common stock as of November 12, 2002). This resulted in a change of control of Photogen.

        Dilution.    As a consequence of the shares redeemed in the corporate separation transaction, the shares issued in the financing transaction, the conversion of the EIS note, and the conversion of the Series B Preferred Stock, holders of common stock incurred dilution of their shares. The following table illustrates the dilution:

Pro Forma Dilution Table
Based on Fully Diluted Shares of Common Stock

	Current		Separation Transaction		Institutional Financing of $9,000,000(9)		Institutional Financing of $15,000,000(9)		Reverse Split(10)
	Shares	% Voting Power	Shares	% Voting Power	Shares	% Voting Power	Shares	% Voting Power	Shares	% Voting Power
Tennessee Stockholders(1)	20,548,435	39.7%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Chicago Stockholders(2)	10,855,963	21.0%	10,855,963	34.8%	20,115,222	24.6%	20,115,222	19.3%	5,028,806	19.3%
All Other Directors, Officers & 5% Stockholders(3)	9,376,253	18.1%	9,376,253	30.1%	9,395,688	11.5%	9,395,688	9.0%	2,348,922	9.0%
Series A Preferred/Convertible Note(4)	921,943	1.8%	921,943	3.0%	1,264,438	1.5%	1,264,438	1.2%	316,109	1.2%
Series B Preferred(5)	565,497	1.1%	565,497	1.8%	660,116	2.0%	660,116	1.6%	415,029	1.6%
Common Stock Reserved for Options & Warrants(6)	5,379,298	10.4%	5,379,298	17.3%	21,214,298	25.9%	21,214,298	20.4%	5,303,575	20.4%
Institutional Investors(7)	0	0.0%	0	0.0%	24,074,074	29.4%	46,296,297	44.5%	11,574,074	44.5%
Public Stockholders(8)	7,350,900	14.2%	7,350,900	23.6%	7,350,900	9.0%	7,350,900	7.1%	1,837,725	7.1%

(1)
Shares beneficially owned by Drs. Wachter, Dees, Fisher and Scott and Mr. Smolik.

(2)
Shares beneficially owned by Dr. Weinstein, Stuart Levine and Tannebaum, LLC (including shares purchased in institutional financing after the separation transaction).

(3)
Excludes Drs. Wachter and Weinstein (shares included in Tennessee Stockholders and Chicago Stockholders, respectively); excludes shares of Mi3, L.P. and Elan (William D. McPhee is the institutional investors' Board nominee and Elan has the right to have a Board member appointed). Includes shares of Series B Preferred stock owned by Mr. Golub, a director. Includes all stock options held by directors and officers.

(4)
Assumes conversion of Series A Preferred at $21.17 per share. All principal and interest under the Convertible Note was converted into Common Stock at $6.00 per share.

(5)
Excludes shares owned by Mr. Golub. Each share of Series B Preferred was converted into 4.25 shares of Common Stock; thereafter the Series B Preferred was cancelled.

(6)
Excludes shares of directors, officers and 5% stockholders. Vesting of shares under option plans occurred on change of control resulting from separation and financing transactions. All Photogen officers have waived the vesting right arising pursuant to these transactions. Includes increase in option pool.

(7)
Institutional financing at $.27 per share. Excludes Tannebaum, LLC whose shares purchased in the institutional financing are reflected in the holdings of the Chicago Stockholders.

(8)
Includes Common Stock held by Elan (other than as a result of conversion of Series A Preferred and Convertible Note).

(9)
Includes impact of sale of new shares, conversion of Series B Preferred and Convertible Note and increase in option pool.

(10)
Shares calculated assuming $15,000,000 institutional financing; % Voting Power after the reverse split is the identical percentage held by the various stockholders presented in the respective columns after either a $9,000,000 or $15,000,000 financing.

PROPOSAL 2

Approve Agreement to Pay Investors Losses from Series A Liquidation Preference

Elan Agreement

        EIS and the Company are parties to a joint venture to develop lymphography technologies carried out through Sentigen, Ltd. As part of the joint venture arrangements, among other things, the Company issued EIS (i) 115,385 shares of its common stock and a warrant to acquire additional shares of common stock, (ii) 12,015 shares of its Series A Preferred Stock, and (iii) a convertible note in the principal amount of $4,806,000. After issuance, the Series A Preferred Stock was transferred to EPIL. EIS is a wholly owned subsidiary of Elan.

        Under the Elan Agreement, Elan agreed to pay the Investors cash in an amount equal to all cash (or the fair market value of other property) paid or distributed to the holders of the Series A Preferred on account of the Liquidation Preference that, in the absence of the Liquidation Preference, would have otherwise been paid to such Investor in accordance with applicable law. In addition, Elan agreed to pay up to $60,000 of the reasonable attorneys fees and related reasonable costs and expenses we incurred to negotiate the Agreement and will incur to obtain ratification by the stockholders.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth the approximate beneficial ownership of our common stock as of November 12, 2002 by directors and executive officers of the Company who have held such position at any time during the 2001 fiscal year, and any person or group known to us to be the owner of more than five percent of our common stock. All share amounts reflect the closing of the financing transaction, the one-for-four reverse split and the corporate separation transaction (in which all 20,548,435 shares of common stock owned by our five founding stockholders were redeemed and cancelled in exchange for the transfer of our therapeutic business). Shares beneficially owned by the individuals below through family partnerships or other entities they control are included in the number of shares listed in the table below for that individual.

Name and Address of Beneficial Owner(1)(2)	Shares of Common Stock Beneficially Owned(3)		Percent of Class Outstanding(4)
EXECUTIVE OFFICERS AND DIRECTORS:
Brooks Boveroux 140 Union Square Drive New Hope, PA 18938	363,179	(5)	2.4
Gene Golub 625 North Michigan Ave., Ste 2000 Chicago, IL 60611	22,423	(6)	*
Aidan King Elan Corporation, plc 345 Park Avenue; 41st Floor New York, NY 10154-1002	0	(7)	*
Reinhard Koenig, Ph.D., M.D. 140 Union Square Drive New Hope, PA 18938	178,344	(8)	1.2
Lester H. McKeever, Jr. 819 South Wabash Avenue Chicago, IL 60605	20,000	(9)	*
Timothy Scott, Ph.D.	0	(13)	*
Tannebaum, LLC 875 N. Michigan Avenue Suite 2930 Chicago, IL 60611-1901	3,344,045	(14)	22.2
Eric A. Wachter, Ph.D.	0	(13)	*
Robert J. Weinstein, M.D. and Lois Weinstein 500 Lake Cook Road, Suite 130 Deerfield, IL 60015	4,206,401	(10)	27.9
Taffy J. Williams, Ph.D. 140 Union Square Drive New Hope, PA 18938	1,024,285	(11)	6.8
All directors and executive officers as a group (9 persons)	6,379,216		42.4
OTHER SHAREHOLDERS:
Mi3 L.P. One Hollis Street, Suite 232 Wellesley, MA 02482	462,963	(14)	3.1
Oxford Bioscience Partners IV L.P. 225 Berkeley Street, Suite 1650 Boston, MA 02216	5,500,369	(14)	36.5

MRNA Fund II L.P. 225 Berkeley Street, Suite 1650 Boston, MA 02216	55,187	(14)	*
Craig Dees, Ph.D.	0	(13)	*
Walter F. Fisher	0	(13)	*
John Smolik 119 Tanasi Court Loudon, TN 37774	0	(13)	*
Stuart P. Levine 500 Lake Cook Road, Suite 130 Deerfield, IL 60015	4,166,450	(10)	27.7
Parties to Amended and Restated Voting Agreement(12) (6 persons)	4,206,401		27.9

*
Constitutes one percent or less of the percent of class outstanding.

(1)
Unless otherwise indicated, the address of each person named in the table is c/o: Photogen, Inc., 7327 Oak Ridge Highway, Suite B, Knoxville, TN 37931.

(2)
William D. McPhee and Alan D. Watson were appointed as directors of the Company in 2002.

(3)
With respect to directors and executive officers, based on information furnished by the director or executive officer listed.

(4)
The percent of class outstanding includes common stock outstanding as of November 12, 2002 and the shares subject to options exercisable within 60 days of November 12, 2002.

(5)
Includes 363,179 options exercisable within 60 days of November 12, 2002.

(6)
Includes 7,423 shares of common stock and 15,000 options exercisable within 60 days of November 12, 2002.

(7)
Mr. King is employed by an affiliate of EIS which owns 13,788 shares of our Series A Convertible Exchangeable Preferred Stock, 728,557 shares of common stock, a warrant to acquire 100,000 shares of common stock. The Series A Preferred Stock is convertible into approximately 750,695 shares of common stock as of November 12, 2002. Mr. King disclaims beneficial ownership of the common stock, the Warrant, the Series A Preferred Stock, and any common stock into which any of the foregoing are convertible. Mr. King declined the nomination for reelection to the Board at our annual stockholders meeting on October 31, 2002 and is no longer a director, but EIS retains the right to nominate one director.

(8)
Includes 178,344 options exercisable within 60 days of November 12, 2002.

(9)
Includes 20,000 options exercisable within 60 days of November 12, 2002.

(10)
Includes 3,344,045 shares held by Tannebaum, LLC, which Dr. Weinstein and Mr. Levine may be deemed to control. Dr. Weinstein and Mr. Levine disclaim beneficial ownership of Tannebaum, LLC's shares for all other purposes.

(11)
Includes 4,250 shares of common stock and 1,020,035 options exercisable within 60 days of November 12, 2002.

(12)
The parties to the Amended and Restated Voting Agreement may be deemed to be a "group" within the meaning of Section 13(d)(3) of the Exchange Act. Excludes 3,344,045 shares owned by Tannebaum, LLC, which Dr. Weinstein may be deemed to control. The Tennessee Stockholders (Drs. Dees, Fisher, Wachter, Scott and Mr. Smolik) and Dr. Weinstein were parties to the Amended and Restated Voting Agreement whereby such stockholders agreed to vote their shares to elect certain directors and take other actions set forth therein. Pursuant to the corporate separation which closed on November 12, 2002, the shares held by the Tennessee Stockholders were redeemed by the Company and cancelled. The parties to the financing transaction entered into a new Voting Agreement which is described above at page 6.

(13)
Pursuant to the corporate separation which closed on November 12, 2002, the shares held by the Tennessee Stockholders were redeemed by the Company and cancelled. Dr. Wachter also resigned as a director of the Company.

(14)
Includes shares acquired in the institutional financing which closed on November 12, 2002. Mr. McPhee is the institutional investors' nominee to our Board of Directors and is President of Mi3 Services L.L.C. which is the general partner of Mi3.

Financial and Other Information

        Financial Statements and Supplementary Financial Information.    Incorporated by reference from Item 8 of our Form 10-K/A for the fiscal year ended December 31, 2002 and Item 1 of our Form 10-Q for the fiscal quarter ended September 30, 2002.

        Management's Discussion and Analysis of Financial Condition and Result of Operations.    Incorporated by reference to Item 7 of our Form 10-K/A for the fiscal year ended December 31, 2001 and Item 2 of our Form 10-Q for the quarter ended September 30, 2002.

        Quantitative and Qualitative Disclosures About Market Risk.    The primary market risk that could impact us is the fluctuation in interest rates related to our investments in Government bonds. As our investments all have short-term maturities, the investment return will reflect the current market rates. To date, we have not engaged in any derivative or hedging activities.

        Other Information.    Representatives of BDO Seidman, LLP, our principal accountants for the current year and for the most recently completed fiscal year, (i) are expected to be present at the security holders' meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) are expected to be available to respond to appropriate questions.

Other Matters

        The only matters to be considered and voted on at the Special Meeting are Proposals 1 and 2 as outlined above. No other business will properly be before the Special Meeting, except administrative matters relating to the conduct of the Special Meeting.

Information Incorporated By Reference

        Items 7 and 8 of our amended Form 10-K (including the financial statements) for the fiscal year ended December 31, 2001 and Item 2 of our Form 10-Q for the quarter ended September 30, 2002 are attached hereto as Exhibits D and E, respectively, and hereby incorporated into this Information Statement by reference. Requests for additional copies of such reports or the exhibits to our proxy statement should be directed to Photogen Technologies, Inc., 140 Union Square Drive, New Hope, Pennsylvania 18938. Copies of our amended Form 10-K and Form 10-Q and other filings with the SEC are also available online through the Commission's EDGAR system, at www.sec.gov/edgar/searchedgar/webusers.htm.

Exhibit A

AGREEMENT

        This Agreement ("Agreement") is entered into as of November 12, 2002 by and among Elan Corporation, plc, for itself and on behalf of its current affiliates and successors (collectively, "Elan"), Mi3 L.P., a Delaware limited partnership ("Mi3"), Oxford Bioscience Partners IV L.P. ("Oxford"), a Delaware limited partnership, MRNA Fund II L.P., a Delaware limited partnership ("MRNA" and together with Mi3 and Oxford, the "Investors"), and Photogen Technologies, Inc., a Nevada Corporation but solely with respect to Section 2 hereunder ("Photogen").

Recitals

        Elan International Services, Ltd. ("EIS") and Photogen are parties to a joint venture to develop lymphography technologies carried out through Sentigen, Ltd. As part of the joint venture arrangements, among other things, Photogen issued EIS (i) 461,538 shares of its common stock and a warrant to acquire additional shares of common stock, (ii) 12,015 shares of its Series A Preferred Stock (the "Series A Preferred"), and (iii) a Convertible Note in the principal amount of $4,806,000. After issuance, the Series A Preferred was transferred to Elan Pharmaceutical Investments II, Ltd. ("EPIL").

        The Amended and Restated Certificate of Designations, Preferences and Rights of the Series A Preferred (the "Certificate of Designations") provides, among other things, that the holder of the Series A Preferred is entitled to a Series A Liquidation Preference in the event of a Liquidation. As used in this Agreement, the terms "Series A Liquidation Preference" and "Liquidation" shall have the same meanings given to them in Section 3 of the Certificate of Designations.

        In order to permit Photogen to proceed with a financing transaction involving the sale of its common stock to certain institutional investors including Mi3, Oxford and MRNA (the "Financing"), which Elan anticipates may protect the value of Elan's investment in Photogen and contribute to the success of Sentigen Ltd., Elan desires to agree to pay the Investors in the event that they do not receive assets in a Liquidation but would have but for the Series A Liquidation Preference.

Agreement

        Now, therefore, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

        1.    Payment in the Event of Liquidation Preference.    Elan unconditionally and irrevocably agrees to pay each of the Investors cash in an amount equal to all cash (or the fair market value of other property) paid or distributed to the holders of the Series A Preferred on account of the Liquidation Preference that, in the absence of the Liquidation Preference, would have otherwise been paid to such Investor in accordance with applicable law. For the purposes of the foregoing calculation, each Investor shall be assumed to hold the number of shares of common stock initially purchased by such Investor in the Financing. Such payments shall be made by Elan within ten (10) business days after the date of such payment or distribution to the holders of the Series A Preferred on account of the Liquidation Preference.    Each Investor shall be entitled to payment hereunder without requirement that such Investor be a holder of Photogen stock as of the record date or effective date of a Liquidation or otherwise. In the event that Elan does not pay each of the Investors on or before the date due pursuant to the foregoing provision, then in addition to such payment Elan shall pay each Investor cash in an amount equal to twenty-five percent (25%) of the payment that is due to such Investor hereunder for a total of one hundred twenty-five percent (125%). Notwithstanding anything herein to the contrary, Elan's obligations hereunder shall not exceed a maximum aggregate amount of $16,000,000, plus attorneys' fees and related costs as provided herein. The parties acknowledge and agree that the obligations under this Section 2 are personal to each Investor and may not be assigned without Elan's prior written consent. Nothing herein shall restrict the Investors' ability to transfer Photogen stock.

        2.    Photogen Shareholder Ratification.    Photogen covenants and agrees to use commercial reasonable efforts to cause the shareholders of Photogen (other than Elan and the Investors) to ratify, adopt and approve (a) consummation of the Financing without elimination of the Series A Liquidation Preference, and (b) the provisions of this Agreement (the "Ratification"). Photogen will circulate a proxy or information statement and convene a shareholder meeting or solicit written consents to consummate the Ratification pursuant to and in accordance with Photogen's Certificate of Incorporation and By-laws and all applicable securities laws. Elan covenants and agrees to pay Photogen up to $60,000 for Photogen's reasonable attorneys fees and related reasonable costs and expenses incurred in connection with negotiation and preparation of this Agreement and consummation of the Ratification.

        3.    General.

        (a)  Termination.    This Agreement shall survive until automatic termination upon the earlier of (i) February 1, 2003 if the Ratification is not consummated prior to such date, or (ii) the date on which no shares of Series A Preferred shall remain outstanding. Upon termination, this Agreement shall be null, void and of no further force or effect.

        (b)  Payment of Fees by Elan.    In any action by the Investors to enforce the provisions of this Agreement, Elan shall pay the reasonable attorneys fees and related reasonable costs and expenses incurred by such Investors in connection therewith.

        (c)  Choice of Law; Jurisdiction.    This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions. The parties each agree that any dispute concerning this Agreement and any action to enforce the provisions hereof and any actions, suits or proceedings otherwise arising out of or relating to this Agreement and the transactions contemplated hereby shall be brought exclusively in the federal or state courts sitting in Boston, Massachusetts. The parties irrevocably consent to personal jurisdiction over them of such courts and waive any defense of inconvenient forum in connection therewith. Service of process on Elan may be effected by certified mail or Federal Express to Elan at its address specified beneath its signature.

        (d)  Injunctive Relief.    In the event of any breach or threatened breach of the provisions of this Agreement by Elan or its representatives, the Investors shall be entitled to all legal and equitable remedies available to them, and that, without limiting any other available remedies, the Investors shall be entitled to equitable relief without the necessity of posting a bond, including injunction and specific performance. No failure or delay by the Investors in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

        (e)  General.    This Agreement (i) may not be assigned or delegated by Elan without the written consent of the Investors; (ii) may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument and shall be binding upon the party executing the same; (iii) may only be amended or modified by a writing dated after the date hereof and signed by the parties hereto; (iv) shall be construed so that the word "including" means "including without limitation"; and (v) constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof, and supersedes any prior negotiations, representations or agreements, written or oral, with respect to such subject matter (none of which prior matters shall be binding upon the parties). If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or contrary to public policy, such term or provision shall be modified to the extent necessary to be valid and enforceable and shall be enforced as modified, and the remaining provisions of this Agreement shall not be affected thereby.

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Elan Corporation, plc
By:	/s/ LIAM DANIEL
Its:	Corporate Secretary
Address:	Elan Pharmaceutical Management Corp. 345 Park Ave. 41st Floor New York, NY 10154
Photogen Technologies, Inc., solely as to Section 2
By:	/s/ TAFFY WILLIAMS
Its:	President, CEO
Mi3 L.P.
By:	/s/ WILLIAM MCPHEE
Its:	General Partner
Oxford Bioscience Partners IV L.P.
By:	OBP Management IV L.P.
By:	/s/ JONATHAN FLEMING
Its:	General Partner
MRNA Fund II L.P.
By:	OBP Management IV L.P.
By:	/s/ JONATHAN FLEMING
Its:	General Partner

Exhibit B

VOTING AGREEMENT

        THIS VOTING AGREEMENT ("Agreement") is entered into as of November 12, 2002 by and among

  •
  Robert J. Weinstein, M.D. (individually and as General Partner of the W.F. Investment Enterprises Limited Partnership, as Director of the Robert and Lois Weinstein Family Foundation, Inc. and as Trustee of the Robert and Lois Weinstein Joint Revocable Trust) ("Weinstein"),

  •
  Stuart P. Levine (individually and as General Partner of SL Investment Enterprises, L.P. and as President of the Stuart and Sherri Levine Family Foundation, Inc.) ("Levine"),

  •
  Levine and Weinstein as Trustees of the Theodore Tannebaum Trust ("Tannebaum"),

  •
  Tannebaum, LLC, a Delaware limited liability company ("TLLC"),

  •
  Mi3 L.P., a Delaware limited partnership ("Mi3"),

  •
  Oxford BioScience Partners IV L.P., a Delaware limited partnership ("Oxford"), and

  •
  MRNA Fund II L.P. ("MRNA").

Weinstein, Levine, Tannebaum and TLLC are sometimes collectively referred to herein as the "Chicago Stockholders;" Mi3, Oxford, and MRNA and are sometimes collectively referred to herein as the "Venture Stockholders;" and the Chicago Stockholders, and/or the Venture Stockholders are each sometimes collectively referred to herein as the "Stockholders."

        WHEREAS, Photogen Technologies, Inc., a Nevada corporation (the "Company"), is issuing to the Venture Stockholders shares of common stock, $.001 par value per share (the "Common Stock") pursuant to a Common Stock Purchase Agreement dated August 2, 2002, as amended (the "Stock Purchase Agreement"). The shares of Common Stock, together with all other capital stock or securities of the Company, whether authorized or outstanding as of the date hereof or at any time hereafter, are collectively referred to as the "Shares."

        WHEREAS, the Company's Proxy Statement dated September 13, 2002 as supplemented, pursuant to which the Company's stockholders approved the Stock Purchase Agreement and transactions therein, indicated that one of the conditions to the closing of the transactions in the Stock Purchase Agreement was that the holder of the Company's Series A Preferred Stock would agree to the elimination of the Series A Liquidation Preference (as defined in the Certificate of Designations, Rights and Preferences of Series A Preferred Stock, the "Certificate of Designations"). The Company learned immediately prior to its annual stockholders meeting held on October 31, 2002 that the holder of the Series A Preferred Stock would not consent to the elimination of the Series A Liquidation Preference.

        WHEREAS, Elan Corporation, plc agreed to make whole certain losses the Venture Stockholders incur as a result of the Series A Liquidation Preference in the event of a Liquidation of the Company (as defined in the Certificate of Designations) pursuant and subject to the terms of an Agreement of even date herewith (the "Elan Agreement").

        WHEREAS, the Company has agreed to hold a special meeting of its stockholders prior to February 1, 2003 (the "Special Meeting") to ratify, adopt and approve the transactions in the Stock Purchase Agreement in light of the Elan Agreement, and the Chicago Stockholders desire to indicate their agreement to vote all Shares they now own or hereafter acquire in favor of the Elan Agreement, as hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties hereby agree as follows.

        1.    Voting Agreement.

                (a)    The agreement in Section 1 shall be deemed to constitute a voting agreement among the Stockholders pursuant to Section 78.365(3) of the Nevada General Corporation Law. As used in this Agreement, the definition and determination of a "Beneficial Owner" or "Beneficial Ownership" shall be governed by Regulation 13d-3 under the Securities Exchange Act of 1934, as amended.

                (b)    At any annual meeting or special meeting of the stockholders of the Company, and at any other time at which stockholders of the Company will have the right to or will vote for or render consent in writing, then and in each event, each Chicago Stockholder hereby agrees to take all necessary and appropriate actions to cause all Shares he or it Beneficially Owns at the time of such vote or consent (whether now owned or hereafter acquired) to:

            i.      Be represented at any such meeting or in any such written consent and to cause a quorum to be present in any such event; and

            ii.    Be voted to ratify, adopt and approve (A) the Stock Purchase Agreement, the execution and delivery thereof by the Company and the performance and consummation of the transactions contemplated therein, even though the Series A Liquidation Preference will remain in effect after the closing and only the Venture Investors will be parties to the Elan Agreement and (B) the execution, delivery and performance of the Elan Agreement by the Company.

        2.    No Transfers.    None of the Chicago Stockholders shall sell, assign, transfer, grant an option to or for, pledge, hypothecate, mortgage, encumber or dispose of the Beneficial Ownership of all or any of his or its Shares until after the Special Meeting (and then, only in compliance with the Voting, Drag-Along and Right of First Refusal Agreement among the parties hereto dated as of November 12, 2002).

        3.    Acknowledgment.    The Stockholders acknowledge that the Company's Proxy Statement dated September 12, 2002 as supplemented indicated that the holder of the Series A Preferred Stock had consented to amending the Certificate of Designations, Rights and Preferences of Series A Stock to eliminate the Series A Liquidation Preference, as defined therein; but that the Series A Liquidation Preference will not be waived except under the circumstances contemplated by the Elan Agreement.

        4.    Legend on Stock Certificate.    Each certificate representing Shares covered by this Agreement is subject to and shall bear the restrictive legend set forth below:

    The stock evidenced by this certificate is subject to a Voting Agreement dated as of November 12, 2002, as amended from time to time. Copies of the Agreement may be obtained from the Secretary of the Company at no cost by written request of the holder of record of this certificate.

        5.    Stockholder Holdings.    Based upon the closing of the Stock Purchase Agreement at $.27 per share of Common Stock and the cancellation of the shares of Common Stock owned by Drs. Dees, Wachter, Scott, Fisher and Mr. Smolik, the Company understands that the following persons are the record and beneficial owners of the following Shares: (i) Weinstein owns 3,449,421 Shares; (ii) Levine owns 3,289,621 Shares; (iii) Tannebaum owns 4,116,921 Shares (which are being transferred to TLLC); (iv) TLLC owns 9,259,259 Shares (prior to receipt of Shares from Tannebaum); (v) Mi3 owns 1,851,852 Shares; (vi) Oxford owns 22,001,474 Shares; (vii) MRNA owns 220,748 Shares; and (viii) the public stockholders own approximately 7,350,900 Shares. Therefore, excluding the Shares held by the Venture Stockholders, the Chicago Stockholders hold approximately 73% of the Shares after the closing of the Stock Purchase Agreement.

        6.    General Provisions.

        (a)  Each of the parties hereto agrees that he or it will do (or cause to be done) any act or thing and will execute (or cause to be executed) any and all instruments necessary and/or proper to make effective the provisions of this Agreement. Each Stockholder represents and warrants to, and agrees with, each other party hereto that (i) any transferee holding Shares over which such Stockholder remains the Beneficial Owner shall execute and deliver a counterpart of this Agreement and shall be bound by the provisions hereof as if such transferee was an original party hereto; and (ii) such Stockholder shall provide each other party hereto true and complete information concerning the Beneficial Ownership of Shares in the hands of transferees. The parties are executing this Agreement in all applicable individual and representative capacities (including as attorney-in-fact or joint tenant, and as stockholder, officer, director, trustee, general partner or limited partner of any entity which Beneficially Owns Common Stock of the Company attributable to that party). This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, heirs and legatees.

        (b)  The section headings in this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

        (c)  The failure at any time to enforce any of the provisions of this Agreement shall not be construed as a waiver of such provisions and shall not affect the right of any party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        (d)  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to conflict of laws principles thereof, except to the extent the Nevada General Corporation Law govern portions hereof.

        (e)  It is acknowledged that it will be impossible to measure the damages that would be suffered by any party if another party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-defaulting party will not have an adequate remedy at law. The non-defaulting party shall, therefore, be entitled to obtain specific performance of any defaulting party's obligations hereunder and to obtain immediate injunctive relief. The defaulting party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the non-defaulting party has an adequate remedy at law.

        (f)    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and shall be enforceable against the party executing the same, and all of which together shall constitute a single Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

        (g)  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be invalid by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect and the provision held invalid shall be modified to the extent necessary to be valid and shall be enforced as modified.

        (h)  Any notice to be served under this Agreement shall be in writing and shall be deemed to be delivered or given upon receipt if delivered personally, by overnight courier or by telecopier, or two days after mailing by registered mail, return receipt requested, addressed to such Stockholder's address on file in the stock records of the Company, or to such other place as a party may specify in writing, delivered in accordance with the provisions of this subsection.

        (i)    This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subject hereof, and supersedes any prior agreement or understanding, written or oral, with respect to such subject matter. No party shall be liable or bound by any representations, warranties or agreements, or any other information or materials previously delivered, whether written or oral, regarding such subject matter.

        (j)    This Agreement may be modified or amended in any respect upon the written approval of the holders of 90% of the Shares held by the parties hereto, and as so modified or amended, this Agreement shall continue to bind all Stockholders regardless of whether they consented to such modification or amendment.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ ROBERT J. WEINSTEIN
Robert J. Weinstein, M.D.,
individually and as General Partner of the W.F. Investment Enterprises Limited Partnership, as Director of the Robert and Lois Weinstein Family Foundation, Inc., as Trustee of the Robert and Lois Weinstein Joint Revocable Trust and as Trustee of the Theodore Tannebaum Trust
/s/ STUART LEVINE
Stuart Levine,
individually and as General Partner of SL Investment Enterprises, L.P., as President of the Stuart and Sherri Levine Family Foundation, Inc. and as Trustee of the Theodore Tannebaum Trust
Tannebaum, LLC
By:	STRO, LLC, its Manager
By:	/s/ STUART LEVINE
Its:	Manager
Mi3 L.P.
By:	MI3 Services L.L.C., its General Partner
By:	/s/ WILLIAM D. MCPHEE William D. McPhee, President
Oxford Bioscience Partners IV L.P.
By:	OBP Management IV L.P.
By:	/s/ JONATHAN J. FLEMING Jonathan J. Fleming—General Partner
MRNA Fund II L.P.
By:	OBP Management IV L.P.
By:	/s/ JONATHAN J. FLEMING Jonathan J. Fleming—General Partner

Exhibit C

AMENDED AND RESTATED BYLAWS
OF
PHOTOGEN TECHNOLOGIES, INC.

ARTICLE I    OFFICES

        Section 1.    PRINCIPAL EXECUTIVE OFFICE.    The principal executive office of the corporation may be located within or without the State of Nevada. The Board of Directors (herein called the "Board") is hereby granted full power and authority to change the principal executive office or the location of any other corporate office from one location to another.

        Section 2.    OTHER OFFICES.    Branch or subordinate offices may at any time be established by the Board at any place or places.

ARTICLE II    STOCKHOLDERS

        Section 1.    PLACE OF MEETINGS.    Meetings of stockholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of Nevada which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary.

        Section 2.    ANNUAL MEETINGS.    The annual meetings of stockholders shall be held on the last Tuesday of each April, at 10:00 o'clock a.m., local time, or such other date or such other time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

        Section 3.    SPECIAL MEETINGS.    Special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the President, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of stockholders, the officer forthwith shall cause notice to be given in writing to the stockholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than ten nor more than sixty days after the receipt of the request.

        Section 4.    NOTICE OF ANNUAL OR SPECIAL MEETINGS.    Written notice of each annual or special meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. Notice of a stockholders' meeting shall be given either by mail or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

        Section 5.    QUORUM.    A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law, by the Articles of Incorporation or the Bylaws and except as provided in the following sentence. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        Section 6.    ADJOURNED MEETINGS AND NOTICE THEREOF.    Any stockholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, represented either in person or by proxy, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any stockholders' meeting is adjourned for more than forty-five days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

        Section 7.    VOTING.    The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article. Voting shall in all cases be subject to the provisions of Title 7 of the Nevada Revised Statutes and to the following provisions:

          (a)  Shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

          (b)  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in an order of the court by which such receiver was appointed.

          (c)  Subject to the provisions of Title 7 of the Nevada Revised Statutes, and except where otherwise agreed in writing between the parties, a stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (d)  Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minority, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the Secretary of the corporation.

          (e)  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

          (f)    If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

            (i)    If only one votes, such act binds all;

            (ii)  If more than one vote, the act of the majority so voting binds all; and

            (iii)  If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately. If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

          (g)  No stockholder shall be entitled to cumulate votes at any election of directors. Elections need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by the Chairman of the Board or by a majority of the outstanding shares entitled to vote therefor at the meeting and before the voting begins.

        Section 8.    RECORD DATE.    The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty days prior to the date of the meeting nor more than sixty days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixed a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five days. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining stockholders for any purpose other than as set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

        Section 9.    CONSENT OF ABSENTEES.    The transactions of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by Title 7 of the Nevada Revised Statutes to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Title 7 of the Nevada Revised Statutes.

        Section 10.    ACTION WITHOUT MEETING.    Any action which under any provision of Title 7 of the Nevada Revised Statutes may be taken at any annual or special meeting of stockholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining stockholders entitled to give consent to pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

        Section 11.    PROXIES.    Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the Secretary of the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy.

        Section 12.    INSPECTORS OF ELECTION.    In advance of any meeting of stockholders, the Board may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election be not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. The duties of such inspectors shall be as prescribed by Title 7 of the Nevada Revised Statutes and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

        Section 13.    CONDUCT OF MEETING.    The Chairman of the Board shall preside as Chairman at all meetings of the stockholders. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chairman's rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the Chairman shall have all of the powers usually vested in the chairman of a meeting of stockholders.

        Section 14.    PARTICIPATION IN MEETING BY CONFERENCE TELEPHONE.    Stockholders may participate in a meeting of the stockholders by means of conference telephone or similar method of communication by which all persons participating in the meeting can hear one another.

ARTICLE III    DIRECTORS

        Section 1.    POWERS.    Subject to limitations of the Articles of Incorporation, these Bylaws, and Title 7 of the Nevada Revised Statutes relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to its officers, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these Bylaws:

          (a)  To select and remove all the officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, the Articles of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.

          (b)  To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles of Incorporation or these Bylaws.

          (c)  To adopt, make, and use a corporate seal, and to prescribe the forms of certification of stock, and to alter the form of such seal and of such certificates from time to time.

          (d)  To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

          (e)  To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidence of debt and securities therefor.

        Section 2.    VACANCIES.

                (a)    Any director may resign effective upon giving written notice to the Chairman of the Board, the President, or the Secretary, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                (b)    Directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner displaced. Whenever any vacancy shall have occurred in the Board of Directors, by reason of death, resignation, increase in the authorized number of directors, or otherwise, other than removal of a director with or without cause by a vote of the stockholders, it shall be filled by the vote or consent of a majority of the remaining directors, though less than a quorum (except as otherwise provided by law), or by the stockholders, and the person so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified. If one or more directors is removed by a vote of stockholders pursuant to the laws of the State of Nevada, the term of such director or directors shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled by a vote of the stockholders as provided in these Bylaws.

                (c)    A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors is increased.

                (d)    The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                (e)    No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

        Section 3.    PLACE OF MEETING.    Regular or special meetings of the Board shall be held at any place within or without the State of Nevada which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

        Section 4.    REGULAR MEETINGS.    Immediately following each annual meeting of stockholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

        Section 5.    SPECIAL MEETINGS.

                (a)    Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary, or by any two directors.

                (b)    Special meetings of the Board shall be held upon two days' written notice or 24 hours' notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such written notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

                (c)    Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, to the recipient.

        Section 6.    QUORUM.    A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except (a) where the Articles of Incorporation or Bylaws require action by a greater number of directors, in which case a quorum shall consist of such greater number of directors, and (b) to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board; except where a greater number is required by law, the Articles of Incorporation or elsewhere in these Bylaws, in which case such act or decision shall be done or made by approval or consent of such greater number of directors.

        Section 7.    PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.    Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

        Section 8.    WAIVER OF NOTICE.    Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 9.    ADJOURNMENT.    A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

        Section 10.    FEES AND COMPENSATION.    Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

        Section 11.    ACTION WITHOUT MEETING.    Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

        Section 12.    RIGHTS OF INSPECTION.    Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts of documents.

        Section 13.    COMMITTEES.

                (a)    By vote or consent of a majority of the authorized number of directors, the Board may designate one or more committees, each consisting of one or more directors, and delegate to such committees any of the authority of the Board except with respect to:

            (i)    The approval of any action for which Title 7 of the Nevada. Revised Statutes also requires stockholders' approval or approval of the outstanding shares;

            (ii)  The filling of vacancies on the Board or in any committee;

            (iii)  The fixing of compensation of the directors for serving on the Board or on any committee;

            (iv)  The amendment or repeal of the Bylaws or the adoption of new bylaws;

            (v)  The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

            (vi)  A distribution to the stockholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

            (vii) The appointment of other committees of the Board of the members thereof.

Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors, and any such committee may be designated by such name as the Board shall specify. The Board, acting through a majority of the authorized number of directors, shall have the power to prescribe the manner in which the proceeding of any such committee shall be conducted. Unless the Board, acting through a majority of the authorized number of directors, shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                (b)    There shall be an Executive Committee consisting of three (3) directors who may exercise the authority of the Board to the extent permitted by law and these Bylaws, and all actions of such Executive Committee shall be made upon approval or consent of a majority of the members of such Committee.

ARTICLE IV
ACTIONS REQUIRING SUPER-MAJORITY APPROVAL
OR CONSENT OF BOARD OF DIRECTORS

        The corporation shall not propose, approve or authorize a Liquidation (as such term is defined in the Certificate of Designations, Rights and Preferences of Series A Preferred Stock) without first obtaining the unanimous approval or consent of the Board. This Article shall not be amended, revised or changed without first obtaining the unanimous approval or consent of the Board.

ARTICLE V    OFFICERS

        Section 1.    OFFICERS.    The officers of the corporation shall be a President, a Secretary, and a Treasurer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

        Section 2.    ELECTION.    The officers of the corporation, appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

        Section 3.    SUBORDINATE OFFICERS.    The Board may elect, and may appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board may from time to time determine.

        Section 4.    REMOVAL AND RESIGNATION.    Any officer may be removed, either with or without cause, by the Board at any time or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer. Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 5.    VACANCIES.    A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

        Section 6.    CHAIRMAN OF THE BOARD.    The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and stockholders and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

        Section 7.    PRESIDENT.    Subject to such powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President is the chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction, and control of the business and affairs of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board. The President has the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board.

        Section 8.    VICE PRESIDENTS.    In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

        Section 9.    SECRETARY.    The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board, and its committees, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business in accordance with Title 7 of the Nevada Revised Statutes. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

        Section 10.    TREASURER.    Unless the Board has elected or appointed another person to be the corporation's chief financial officer, the Treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

ARTICLE VI    INDEMNIFICATION

        Section 1.    INDEMNIFICATION IN ACTIONS BY THIRD PARTIES.    The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

        Section 2.    INDEMNIFICATION IN ACTIONS BY OR IN THE RIGHT OF THE CORPORATION.    The corporation shall indemnity any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

        Section 3.    INDEMNIFICATION AGAINST EXPENSES.    To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

        Section 4.    REQUIRED DETERMINATIONS.    Any indemnification under Sections 1 and 2 of this Article, unless ordered by a court or advanced pursuant to Section 5 of this Article, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances. The determination must be made:

          (a)  By the stockholders;

          (b)  By the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

          (c)  If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d)  If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

        Section 5.    ADVANCE OF EXPENSES.    Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this Section 5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        Section 6.    NONEXCLUSIVITY; CONTINUATION.    The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI:

          (a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 2 of this Article or for the advancement of expenses made pursuant to Section 5 of the Article, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b)  Continues for a person who has ceased to be a director or officer and inures to the benefit of the heirs, executors and administrators of such a person.

        Section 7.    INSURANCE.

          (a)  The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

          (b)  The other financial arrangements made by the corporation pursuant to subsection (a) of this Section 7 may include the following:

            (i)    The creation of a trust fund.

            (ii)  The establishment of a program of self-insurance.

            (iii)  The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.

            (iv)  The establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection(b) of this Section 7 may provide protection for any person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

          (c)  Any insurance or other financial arrangement made on behalf of a person pursuant to this Section 7 may be provided by the corporation or any other person approved by the Board of Directors, even if all or part of the other person's stock or other securities is owned by the corporation.

ARTICLE VII    MISCELLANEOUS

        Section 1.    INSPECTION OF BYLAWS.    The corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by stockholders at all reasonable times during customary office hours. If the principal executive office of the corporation is outside the State of Nevada and the corporation has no principal business office in such state, it shall upon the written request of any stockholder furnish to such stockholder a copy of these Bylaws as amended to date.

        Section 2.    ENDORSEMENT OF DOCUMENTS; CONTRACTS.    Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between the corporation and any other person, when signed by the Chairman of the Board, the President or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

        Section 3.    CERTIFICATES OF STOCK.    Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue. Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

        Section 4.    REPRESENTATION OF SHARES OF OTHER CORPORATIONS.    The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

        Section 5.    STOCK PURCHASE PLANS.    The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise. Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

        Section 6.    CONSTRUCTION AND DEFINITIONS.    Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the general provisions of Title 7 of the Nevada Revised Statutes shall govern the construction of these Bylaws.

Exhibit D

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K/A

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Year Ended December 31, 2001

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period From                              to

Commission File No. 0-23553

PHOTOGEN TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

NEVADA (State or other jurisdiction of incorporation or organization)	36-4010347 (I.R.S. Employer Identification No.)
140 UNION SQUARE DRIVE NEW HOPE, PA (Address of principal executive offices)	18938 (Zip Code)

(215) 862-6860
(Registrant's telephone number, including area code)

        Securities registered pursuant to Section 12(b) of the Act: None

        Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $.001 per share

        Indicate by checkmark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

        The approximate aggregate market value of voting and non-voting common stock held by non-affiliates computed as of March 15, 2002, based upon the last sale price of the common stock reported on the Nasdaq SmallCap Market was approximately $11,460,506. For purposes of this calculation only, the registrant has assumed that its directors and executive officers, and any person known to the issuer to hold 10% or more of the outstanding common stock, are affiliates.

        The number of shares outstanding of each of the registrant's classes of common stock, as of March 15, 2002: 38,842,298.

        Photogen Technologies, Inc. ("we," "us," or the "Company") amends Items 6, 7 and 8 of Part II, Item 14 of Part III and the Exhibit Index of its Form 10-K/A for the fiscal year ended December 31, 2001. The amended Items are set forth below.

ITEM 6. SELECTED FINANCIAL DATA.

        The following information is qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and the Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included below. The selected financial data presented below for the years ended December 31, 1997, 1998, 1999, 2000 and 2001 have been derived from our audited financial statements.

	1997	1998	1999	2000	2001
Net loss from continuing operations	$(554,702)	$(1,973,913)	$(6,052,841)	$(10,787,062)	$(9,723,016)

Basic and diluted loss per common share	$(0.02)	$(0.05)	$(0.17)	$(0.36)	$(0.33)

Total assets	$2,284,373	$8,060,585	$23,304,829	$19,652,037	$14,202,639

Total liabilities	$197,328	$952,007	$872,667	$1,239,527	$4,379,693

Total long-term obligations	$60,469	$35,990	$18,356	$1,554	$3,437,745

Shares subject to rescission	$—	$—	$—	$—	$650,000

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Portions of the discussion in this item contain forward-looking statements and are subject to the Risk Factors described above.

        We are an emerging, development-stage biopharmaceutical company focused on developing a novel contrast agent with potential applications in the imaging of the cardiovascular system and cancer metastasizing into the lymphatic system. We also have in development products to treat psoriasis and other topical diseases and cancer. Our principal product is an X-ray contrast agent we call PH-50, when referring to cardiovascular applications, and N1177 when referring to lymphography. The lymphography application is being developed in a joint venture with units of Elan Corporation plc. We have or own the rights for all other applications. In December 2001, we announced positive preclinical results of PH-50. Based on these studies, the extensive preclinical toxicology and other study work, including the product's use in over 120 patients for lymphography, we shifted the strategic direction of Photogen to focus on the cardiovascular and lymphography applications. We plan to focus our efforts on these high value opportunities and to license or co-develop our other products. We have not completed development of any diagnostic or therapeutic product or process at this time and have no revenue from operations.

        As of April 8, 2002, we entered into a credit facility that will provide us with a $2,500,000 revolving line of credit, bearing interest at 4.65%, for a period of five years. The loan is secured by a lien on all of our assets. Absent additional funding from the sale of debt or equity securities or the sale or licensing of any of our products in development, we expect to sustain operations through December 2002. Our ability to conduct operations beyond that date is entirely dependent on our ability to obtain additional capital, and we are aggressively seeking such capital. See "Risk Factors—We must raise additional financing in the future and our ability to do so could prevent us from implementing our business plan," above.

        We operate with a small staff of researchers and senior level managers to conduct basic research, oversee and direct third party contractors and perform administrative functions. We contract with third party consultants having expertise in clinical development and regulatory matters to supplement our internal capabilities. We also contract with third party research laboratories, contract research organizations and manufacturers for clinical material supplies and the management of clinical trials. We also contract with academic and other institutions to conduct specified research projects.

        We expect that our quarterly and annual results of operations will fluctuate based on several factors including, the timing and amount of expenses involved in conducting our research programs, particularly the conduct of clinical trials, the cost of clinical material used in those trials and required for compliance with FDA regulations and the amount, if any, of fees, milestone payments and research support payments received from potential strategic partners.

        We consider our investment in the joint venture with affiliates of Elan to be our only asset subject to a significant estimate. The carrying value of our 80.1% equity interest in Sentigen, Ltd., the joint venture entity, at December 31, 2001 was $10,994,680. We have reviewed the financial projections of Sentigen and the underlying assumptions and have concluded that there has been no degradation to the carrying value of our investment. The assumptions underlying the financial forecasts were based on currently available information, including estimates of development costs, pricing, operating expenses and market sizes and penetration. These estimates may change and any such changes may impact our future estimates of appropriate carrying values.

RESULTS OF OPERATIONS

        Our efforts have been focused on the development and clinical testing of diagnostic and therapeutic products. To date, we have not generated revenues from the sale of any proposed diagnostic or therapeutic products or other operations. Net loss applicable to common shareholders (after preferred dividends) was $6,273,518, $13,491,813 and $12,666,771 for the years ended December 31, 1999, 2000 and 2001, respectively, and our cumulative losses since inception, including "in kind" preferred stock dividends totaling $5,869,183, are approximately $34,962,496.

        Research and development expenses for the years ended December 31, 1999, 2000 and 2001 were $2,889,215, $4,308,313 and $3,347,778, respectively.

        Research expenses in 1999 were due to costs incurred as we expanded our development activities for PH-10 and for initiating research spending for N1177. During the fourth quarter of 1999 we in-licensed N1177 for all diagnostic and therapeutic applications and subsequently granted a license to N1177 in the field of lymphography to Sentigen, Ltd. the joint venture between Photogen and units of Elan Corporation plc. We established a clinical development group in Westborough, Massachusetts during the fourth quarter of 1999 to support development of products approaching the stages of human clinical testing. Substantially all research expenses incurred by Photogen on N1177 are charged to the joint venture. See additional information on this subject discussing the joint venture and the restructuring, in 2000, of our clinical development operations in the paragraphs below.

        Research expenses increased in 2000 resulting from costs associated with the Westborough, Massachusetts operations through September, 2000 and costs associated with consultants we retained having expertise in the development of cancer therapeutics and diagnostics as well as dermatological products. In addition, we reversed approximately $810,000 in billings to the Sentigen joint venture as we concluded, following the restructuring of our clinical development operations, that the joint venture should not be charged for certain work previously conducted in Westborough. The increase in research expense was partially offset by a reduction in research contract expense as contracts with certain academic institutions reached their conclusion.

        Research expenses in 2001 decreased by $960,535 to $3,347,778. The reduction was due principally to lower expense levels following the closing of our Westborough, Massachusetts facility in October 2000, including a one-time credit in 2000 of $810,000 to Sentigen, our joint venture with Elan, partially offset by clinical trial expenses and other costs incurred as our products undergo human clinical testing.

        General and administrative expenses were $3,037,392, $5,095,442 and $3,269,013 for the years ended December 31, 1999, 2000 and 2001, respectively. These expenses include costs associated with obtaining patent protection for our intellectual property, costs associated with administrative personnel and corporate management, the amortization of warrants granted to a service provider, legal and related expenses and facilities expenses. Expense increases in 2000 resulted primarily from the full year impact of warrants issued during 1999 and additional warrants granted to a service provider in 2000, costs of hiring and compensating our new senior management and legal expenses incurred in connection with the reorganization of the clinical development group. In 2001, general and administrative expenses were reduced by $1,826,429 primarily due to the completion of the amortization of warrants granted to a service provider.

        In September 2000, we initiated a restructuring of our clinical development operations. We closed our Westborough, Massachusetts office and delivered notices of material breaches and/or dissatisfaction pursuant to the employment agreements with three employees who worked there at that time. Clinical development activities formerly carried on in Westborough were assumed by outside consultants and other company employees. We took a charge against earnings of $597,025 for termination of our office lease and associated expenses and termination costs associated with certain of the employees at that location. We have reached termination agreements with two of these employees. At December 31, 2001, approximately $173,932 of this charge was remaining. We cannot estimate at this time additional costs or obligations (if any) related to any litigation arising from the office closing. See Item 3 "Legal Proceedings" of this Form 10-K for additional information concerning this restructuring.

        In the fourth quarter of 1999, we entered into a joint venture with affiliates of Elan Corporation for the development of N1177, a potential product to identify and diagnose lymph nodes for the presence of cancer. We own 80.1% of the joint venture entity, Sentigen, Ltd., with the balance owned by Elan. During 1999, 2000 and 2001, we recorded losses from the joint venture of $306,029, $1,203,392 and $1,952,758, respectively. These losses resulted from our share of development expenses incurred in the joint venture by the two participants, including personnel expenses and costs associated with developing a manufacturing process, including the purchase of drug substance and other materials.

        In accordance with the joint venture agreement between Photogen and Elan, we charged certain research and development work performed at the Westborough facility to Sentigen. As part of the restructuring of our clinical development operations, we conducted an internal review of the activities conducted at Westborough during 2000 and concluded that the joint venture should not be charged for those activities. Accordingly, in the third quarter of 2000, we reversed the billings previously made to Sentigen and recorded the entire amount of research and development costs on our financial statements. The effect on us was an increase in research and development costs for 2000 of $810,000 less a decrease in the loss from Sentigen of $649,000.

        Investment income for the years ended December 31, 1999, 2000 and 2001 was $179,795, $417,110 and $110,741, respectively. Investment income is generated by the amount of capital in our investment portfolio prior to it being used to fund our operations and the rate of interest earned on that capital. We invest funds in the investment portfolio in United States Government obligations. The 1999 investment income resulted primarily from interest earned on the proceeds of a common stock offering in March 1998 and on approximately $6,000,000 of capital received from Elan through their purchase of our common stock at the time of the creation of the joint venture. In the first quarter of 2000, we raised a total of $5,276,340 from the issuance of Series B Preferred to qualified investors. The increase in investment income in 2000 resulted primarily from investment of those proceeds. In the first half of 2001, we received a total of $1,068,723 in net proceeds of common stock sold under our shelf registration statement that was declared effective in February 2001.

        From April 26, 2001 through June 21, 2001, Photogen sold a total of 498,508 shares of common stock in a series of five transactions to Ballsbridge Finance Limited of London, England at prices varying from $1.13 to $1.55 per share for an aggregate cash purchase price of $650,000. In each of the sales, Rochelle, SA of London, England, acted as Photogen's placement agent and may be deemed an underwriter. Rochelle received a 5% commission on such sales for a total of $32,500. Although these shares were sold pursuant to Registration Statement No. 333-46394 (effective February 9, 2001), the prospectus at the time of the sales to Ballsbridge Finance Limited did not meet the requirements of Section 10(a)(3) of the Securities Act causing the sale of such shares to be subject to rescission and resulting in a contingent liability to the Company of $650,000.

        Photogen's use of proceeds of each sale under the Registration Statement was for general corporate purposes, including activities related to preparing for and conducting clinical trials, purchase and preparation of clinical materials, conduct of pre-clinical studies, administrative expenses to support Photogen's research and development activities, capital expenditures and to meet working capital needs.

        Investment income declined in 2001 due primarily to the decline in the average balances of our investment portfolio as funds were used to support operations and, to a lesser extent, the general decline in short term interest rates. We expect investment income to continue to fluctuate both as the size of the investment portfolio decreases or increases and as the rate of interest earned by the portfolio varies due to shifts in short term interest rates.

        Purchases of equipment and leasehold improvements for the years ended December 31, 1999, 2000 and 2001 were $374,741, $516,186 and $45,938, respectively. These purchases were primarily for the acquisition of laboratory and other equipment necessary to conduct pre-clinical and clinical studies and leasehold improvements in the Knoxville, New Hope and Westborough offices. During the next twelve months we expect capital expenditures for equipment to be less than $100,000.

        During 2001, as a result of the closing of the Westborough facility and the shift in the research priorities, we determined that certain equipment we were leasing would no longer be useful in our research. Accordingly, we recorded provisions for future lease payments totaling $1,264,208 representing the remaining lease obligations. While we will pursue opportunities to sublease or otherwise mitigate these obligations, there can be no assurance of any success in this regard.

        We have two series of convertible preferred stock outstanding: Series A, issued in October 1999 and Series B, issued in February 2000. The holder of Series A Preferred is entitled to a mandatory, cumulative, semi-annual payment-in-kind dividend of 7% (i.e., 0.07 additional shares of Series A Preferred). Similarly, the holders of Series B Preferred are entitled to a cumulative, annual payment-in-kind dividend equal to 6% (i.e., 0.06 additional shares of Series B Preferred). Additionally, the terms of both the Series A Preferred and the Series B Preferred create additional preferred returns for the holders. The Series A Preferred was issued with detachable warrants. The value allocated to those warrants caused the preferred shareholders to receive an additional return. That additional return has been amortized over the period from issuance through October 2001, when the stock was first convertible. The additional return related to the Series A Preferred recorded was $480,928 in 2000 and $391,154 in 2001. The terms of the Series B Preferred include beneficial conversion rates if the stock is converted to common stock after specified dates.

        The value of the beneficial conversion also creates an additional return to the Series B holders. The value of the beneficial conversion feature was amortized over the period from issuance until January 1, 2002, the date the most beneficial conversion rate became effective. The preferred return related to the Series B Preferred recorded in 2000 was $1,059,097 and in 2001 was $1,263,219. As a result of the combination of the mandatory dividends and the preferential value amortization, we recorded preferred stock dividends of $220,677, $2,704,751 and $2,943,755 in 1999, 2000 and 2001 for Series A Preferred stock and Series B Preferred stock.

        As a result of the above factors, the net loss applicable to common shareholders (after preferred dividends) was $6,273,518, $13,491,813 and $12,666,771 for the years ended December 31, 1999, 2000 and 2001, respectively. Basic and diluted loss per common share was $0.17, $0.36 and $0.33, respectively, for these periods.

LIQUIDITY; CAPITAL RESOURCES

        At December 31, 2001 we had cash and cash equivalents totaling approximately $1,352,904. We have a $4.8 million credit line available from Elan under which we may borrow to fund our portion of the losses incurred by the joint venture. At December 31,2001 we had borrowed $2,314,005 under this credit line. On April 8, 2002, we entered into a credit facility that will provide us with a $2,500,000 revolving line of credit, bearing interest at 4.65%, for a period of five years. The loan is secured by a lien on all of our assets.

        Absent additional funding from the sale of debt or equity securities or the sale or licensing of any of our products in development, we expect to sustain operations through December 2002. Our ability to conduct operations beyond that date is entirely dependent on our ability to obtain additional capital, and we are aggressively seeking such capital. We have and continue to take actions to minimize our spending until we raise additional capital through the sale of securities or the sale/licensing of certain assets. However, there can be no assurance that such capital will be available under acceptable terms, if at all. We have access to certain additional capital through borrowings under our credit line with Elan to reimburse our development costs of N1177 and borrowings under our revolving line of credit. See "Risk Factors—We must raise additional financing in the future and our ability to do so could prevent us from implementing our business plan," above.

        We have used, and if additional capital is secured, expect over the next 12 months to use the capital available in our lines of credit or from other issuances of debt or other equity securities, for general corporate purposes, including activities related to preparing for and conducting clinical trials, purchase and preparation of clinical material, conduct of preclinical studies, administrative expenses to support our research and development activities, capital expenditures and to meet working capital needs. If our financial condition permits, we expect to evaluate from time to time the acquisition or license of businesses, technologies or products. The purchase of any such licenses or technologies would be funded by a portion of any net proceeds of future offerings or the issuance of debt or equity securities specifically for that purpose; at this we have no plan or commitments for any acquisition or license. We expect our use of capital to increase as we conduct further clinical trials.

        We have a $4.8 million credit facility from Elan to fund a portion of the operations of the Sentigen joint venture. Borrowings under this facility bear interest at 8% per annum, are repayable in 2005 or at Elan's election, may be converted into our common stock at a conversion price of $18.15 per share. At December 31, 2001, we had borrowed $2,314,005 under this credit facility.

        In February 2001, our shelf registration statement to enable us to issue up to $40 million of our common stock was declared effective by the SEC. This shelf registration permitted us to issue common stock from time to time at our option. During 2001, we sold 695,486 shares of common stock pursuant to this registration statement to institutional investors for proceeds, net of related expenses, of $1,068,723. However, as of April 2, 2001, the Company no longer met the $75 million public float test and was no longer eligible to use its shelf registration statement in its current form. The Company made a series of five sales from April 26, 2001 through June 21, 2001 to one institutional investor in England of 498,508 shares of common stock for an aggregate of $650,000 prior to realizing its current Form S-3 no longer met the requirements of Section 10(a)(3) of the Securities Act causing such shares to be subject to rescission. The amount of the shares sold during this period of $650,000 has been reclassified from permanent equity to mezzanine equity as the Company could be required to repay this amount to the purchaser.

        Pursuant to certain anti-dilution provisions granted to Elan as part of their purchase in 1999 of our common stock, we were required to issue additional shares to Elan so that the weighted average price for the common stock would equal the effective price of our first offering after Elan's purchase. In the third quarter we issued 763,426 additional shares of common stock to Elan in full satisfaction of this right.

PLAN OF OPERATION

        During the next twelve months we will focus our efforts primarily on the development of PH-50 and N1177 reflecting the strategic shift in the direction of the company. Specifically we expect to conduct preclinical and human clinical studies, prepare required filings to the FDA, and as required to foreign regulatory bodies and acquire quantities of clinical grade drug formulations of these products. If we obtain sufficient funds to finance further development of our dermatology and cancer therapy products (PH-10), we will conduct similar development activities for those indications. Alternatively, we may license, co-develop or sell our therapeutic technologies (see "Recent Developments" above). We expect to continue to incur increasing losses for at least the next three years as we intensify research and development, preclinical and clinical testing and associated regulatory approval activities and engage in or provide for the manufacture and/or sale of any products that we may develop.

        Greater capital resources would enable us to quicken and expand our research and development activities, and our failure to raise additional capital will (absent a suitable collaborative agreement providing for a third party to take over these functions) significantly impair or curtail our ability to conduct further research and development activities and our ability to seek regulatory approval for any possible product resulting from that research. In any event, complete development and commercialization of our technology will require substantial additional funds. See "Risk Factors—We must raise additional financing in the future and our inability to do so could prevent us from implementing our business plan," above. Accordingly, we are aggressively pursuing capital formation opportunities, either through offerings of equity or debt or as part of collaborative arrangements with third parties.

RECENT ACCOUNTING PRONOUNCEMENTS

        In June 1998, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 is effective for years beginning after June 15, 2000. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company, to date, has not engaged in derivative or hedging activities.

        In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. The Company is currently assessing but has not yet determined how the adoption of SFAS 142 will impact its financial position and results of operations.

        In October 2001, the Financial Accounting Standards Board issued SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. The provisions of SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The Company is currently evaluating the implications of adoption of SFAS 144 and anticipates adopting its provisions in fiscal year 2002.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEPENDENT AUDITORS' REPORT

Board of Directors
Photogen Technologies, Inc.
New Hope, Pennsylvania

We have audited the accompanying consolidated balance sheets of Photogen Technologies, Inc., a development stage company, as of December 31, 2000 and 2001, and the related consolidated statements of operations, shareholders' equity and cash flows for the period from November 3, 1996 (inception) to December 31, 2001 and for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Photogen Technologies, Inc. at December 31, 2000 and 2001, and the results of its operations and its cash flows for the period from November 3, 1996 (inception) to December 31, 2001 and for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ BDO Seidman, LLP

Chicago, Illinois
March 22, 2002, except for Note 11
        which is as of April 8, 2002 and
        note 6(f) which is as of July 2, 2002

CONSOLIDATED BALANCE SHEETS

December 31,	2000	2001
Assets
Current Assets
Cash and cash equivalents	$622,795	$1,352,904
United States Treasury Notes, total face value $4,945,000 and $0, respectively	4,943,971	—
Interest receivable	93,219	—
Prepaid consulting expense (Note 6(a))	760,363	—
Prepaid expenses	182,115	29,775
Deposit (Note 5(a))	100,000	474,580

Total Current Assets	6,702,463	1,857,259
Equipment and Leasehold Improvements, less accumulated depreciation of $761,425 and $1,059,997, respectively (Note 5(a))	1,377,741	882,220
Patent Costs, net of amortization of $59,027 and $100,693, respectively	440,973	399,307
Deposit (Note 5(a))	429,370	69,173
Investment in and Advances to Affiliate (Note 3)	10,701,490	10,994,680

	$19,652,037	$14,202,639

See accompanying notes to consolidated financial statements.

CONSOLIDATED BALANCE SHEETS (Continued)

December 31,	2000	2001
Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$641,719	$373,774
Accrued expenses (Note 4)	579,452	568,174
Current portion of obligation under capital leases	16,802	—

Total Current Liabilities	1,237,973	941,948

Obligation Under Capital Leases	1,554	—

Accrued Equipment Lease (Note 5(a))	—	1,123,740

Long-Term Debt (Note 3)	—	2,314,005

Shares Subject to Rescission (Note 6(f))	—	650,000

Commitments (Note 5)
Shareholders' Equity (Notes 2, 3, 6 and 7)
Preferred stock; par value $.01 per share; 5,000,000 shares authorized including:
Series A Preferred Stock; 12,856 shares authorized, issued and outstanding, liquidation preference $1,000 per share (in aggregate $12,856,000)	128	128
Series B Preferred Stock shares authorized; 337,056 and 357,280 issued and outstanding, respectively, liquidation preference $16.88 per share (in aggregate $5,689,505 and $6,030,886, respectively)	3,370	3,572
Common stock; par value $.001 per share; 150,000,000 shares authorized; 37,383,386 and 38,343,790 shares issued and outstanding, respectively	37,384	38,344
Additional paid-in capital	37,741,925	38,224,215
Deficit accumulated during the development stage	(19,370,297)	(29,093,313)

Total Shareholders' Equity	18,412,510	9,172,946

	$19,652,037	$14,202,639

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 1999	Year Ended December 31, 2000	Year Ended December 31, 2001	Cumulative Amounts From November 3, 1996 (Inception) to December 31, 2001
Operating Expenses (Notes 5, 6 and 7)
Research and development	$2,889,215	$4,308,313	$3,347,778	$12,311,411
General and administrative	3,037,392	5,095,442	3,269,013	12,665,868
Restructuring charges	—	597,025	—	597,025
Provision for future lease payments	—	—	1,264,208	1,264,208

Total operating expenses	5,926,607	10,000,780	7,880,999	26,838,512
Loss From Joint Venture (Note 3)	(306,029)	(1,203,392)	(1,952,758)	(3,462,179)
Investment Income	179,795	417,110	110,741	1,207,378

Net Loss	(6,052,841)	(10,787,062)	(9,723,016)	$(29,093,313)

Dividends on Preferred Stock (Notes 3, 6 and 8)	(220,677)	(2,704,751)	(2,943,755)

Net Loss Applicable to Common Shareholders	$(6,273,518)	$(13,491,813)	$(12,666,771)

Basic and Diluted Loss Per Common Share	$(.17)	$(.36)	$(.33)

Weighted Average Number of Common Shares Outstanding—Basic and Diluted	36,983,707	37,383,386	38,030,773

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Preferred Stock Series A		Preferred Stock Series B						Deficit Accumulated During the Development Stage
					Common Stock
							Members' Capital	Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Shares	Amount				Total
Contribution of capital	—	$—	—	$—	—	$—	$7,268	$—	$—	$7,268
Net loss for the period ended December 31, 1996	—	—	—	—	—	—	(1,779)	—	—	(1,779)

Balance, at December 31, 1996	—	—	—	—	—	—	5,489	—	—	5,489
Net loss for the period January 1, 1997 to May 15, 1997	—	—	—	—	—	—	—	—	(3,511)	(3,511)
Capital contribution	—	—	—	—	—	—	3,511	—	—	3,511

Balance, at May 15, 1997	—	—	—	—	—	—	9,000	—	(3,511)	5,489
Issuance of common stock	—	—	—	—	6,312,833	6,313	—	1,797,137	—	1,803,450
Effect of recapitalization and merger	—	—	—	—	29,687,167	29,687	(9,000)	1,181,500	1,732	1,203,919
Cost associated with recapitalization and merger	—	—	—	—	—	—	—	(371,111)	—	(371,111)
Net loss for the period May 16, 1997 to December 31, 1997	—	—	—	—	—	—	—	—	(554,702)	(554,702)

Balance, at December 31, 1997	—	—	—	—	36,000,000	36,000	—	2,607,526	(556,481)	2,087,045
Issuance of common stock	—	—	—	—	875,020	875	—	6,999,125	—	7,000,000
Costs associated with common stock issuance	—	—	—	—	—	—	—	(50,000)	—	(50,000)
Options issued to consultants	—	—	—	—	—	—	—	45,446	—	45,446
Net loss for the year ended December 31, 1998	—	—	—	—	—	—	—	—	(1,973,913)	(1,973,913)

Balance, at December 31, 1998	—	$—	—	$—	36,875,020	$36,875	$—	$9,602,097	$(2,530,394)	$7,108,578
Exercise of stock options	—	—	—	—	4,500	5	—	50,058	—	50,063
Issuance of warrants and options	—	—	—	—	—	—	—	3,664,749	—	3,664,749
Issuance of common stock	—	—	—	—	503,866	504	—	6,082,150	—	6,082,654
Issuance of preferred stock	12,015	120	—	—	—	—	—	11,578,839	—	11,578,959
Net loss for the year ended December 31, 1999	—	—	—	—	—	—	—	—	(6,052,841)	(6,052,841)

Balance, at December 31, 1999	12,015	120	—	—	37,383,386	37,384	—	30,977,893	(8,583,235)	22,432,162
Stock option compensation	—	—	—	—	—	—	—	125,020	—	125,020
Issuance of warrants and options	—	—	—	—	—	—	—	1,366,050	—	1,366,050
Issuance of preferred stock dividend	841	8	—	—	—	—	—	(8)	—	—
Issuance of preferred stock	—	—	337,056	3,370	—	—	—	5,272,970	—	5,276,340
Net loss for the year ended December 31, 2000	—	—	—	—	—	—	—	—	(10,787,062)	(10,787,062)

Balance, at December 31, 2000	12,856	128	337,056	3,370	37,383,386	37,384	—	37,741,925	(19,370,297)	18,412,510

Balance, at December 31, 2000	12,856	$128	337,056	$3,370	37,383,386	$37,384	$—	$37,741,925	$(19,370,297)	$18,412,510
Stock option compensation	—	—	—	—	—	—	—	64,729	—	64,729
Issuance of common stock for cash	—	—	—	—	196,978	197	—	418,526	—	418,723
Issuance of common stock in satisfaction of anti-dilution provision	—	—	—	—	763,426	763	—	(763)	—	—
Issuance of preferred stock dividend	—	—	20,224	202	—	—	—	(202)	—	—
Net loss for the year ended December 31, 2001	—	—	—	—	—	—	—	—	(9,723,016)	(9,723,016)

Balance, at December 31, 2001	12,856	$128	357,280	$3,572	38,343,790	$38,344	$—	$38,224,215	$(29,093,313)	$9,172,946

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 1999	Year Ended December 31, 2000	Year Ended December 31, 2001	Cumulative Amounts From November 3, 1996 (Inception) to December 31, 2001
Cash Flows From Operating Activities
Net loss	$(6,052,841)	$(10,787,062)	$(9,723,016)	$(29,093,313)
Depreciation and amortization	282,049	416,511	442,191	1,306,585
Loss (gain) on disposal of equipment and leasehold improvements	—	43,041	(4,617)	38,424
Gain on sale of marketable securities	—	—	—	(18,503)
United States Treasury Notes amortization	24,914	(41,437)	(1,029)	12,586
Stock option compensation	381,321	125,020	64,729	616,516
Issuance of warrants in exchange for services rendered	1,043,466	2,191,262	760,363	3,995,091
Loss from investment in affiliate	306,029	1,203,392	1,952,758	3,462,179
Changes in operating assets and liabilities
Prepaid expenses	(155,315)	408,595	152,340	(29,775)
Interest receivable	37,144	(8,892)	93,219	—
Accounts payable	(21,085)	(141,444)	(267,945)	373,774
Accrued expenses	—	579,452	(11,278)	568,174
Accrued equipment lease	—	—	1,123,740	1,123,740

Net cash used in operating activities	(4,154,318)	(6,011,562)	(5,418,545)	(17,644,522)

Cash Flows From Investing Activities
Sale of marketable securities	—	—	—	2,164,464
Purchases of marketable securities	—	—	—	(2,182,967)
Purchases of United States Treasury Notes	(5,475,373)	(11,749,970)	(4,870,000)	(38,656,973)
Sales of United States Treasury Notes	5,660,000	12,320,000	9,815,000	39,778,548
Purchase of equipment and leasehold improvements	(374,741)	(516,186)	(45,938)	(1,943,553)
Proceeds from sale of equipment	—	—	145,551	145,551
Costs to acquire patent	(150,000)	(50,000)	—	(237,335)
Investment in and advances to affiliate	(12,304,459)	93,548	(2,245,948)	(14,456,859)
(Increase) decrease in restricted cash	(100,000)	100,000	—	—
Increase in deposit	(29,370)	(500,000)	(14,383)	(543,753)

Net cash (used in) provided by investing activities	(12,773,943)	(302,608)	2,784,282	(15,932,877)

Cash Flows From Financing Activities
Principal payments on capital leases	$(108,255)	$(21,148)	$(18,356)	$(291,704)
Net proceeds from issuance of equity	18,066,063	5,276,340	1,068,723	31,367,439
Proceeds from capital contributions by shareholders	—	—	—	1,911,674
Proceeds from issuance of debt	—	—	2,314,005	2,314,005
Cost of recapitalization	—	—	—	(371,111)

Net cash provided by financing activities	17,957,808	5,255,192	3,364,372	34,930,303

Net Increase (Decrease) in Cash and Cash Equivalents	1,029,547	(1,058,978)	730,109	1,352,904
Cash and Cash Equivalents, at beginning of year	652,226	1,681,773	622,795	—

Cash and Cash Equivalents, at end of year	$1,681,773	$622,795	$1,352,904	$1,352,904

Supplemental Schedule of Noncash Investing and Financing Activities

        2000
            Warrants issued in exchange for consulting services of $1,366,050.

        1999
            $300,000 of patent costs were paid through the issuance of common stock.
            Warrants issued in exchange for consulting services of $2,629,041.

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Organization and Significant Accounting Policies

Nature of Operations

        Photogen Technologies, Inc. (the "Company"), through its subsidiary Photogen, Inc., successor to Photogen, L.L.C., is a development stage biopharmaceutical company that is focusing on developing a novel contrast agent with potential applications (1) as a blood pool agent to diagnose diseased tissue in the cardiovascular system and other organs and (2) to diagnose cancer metastasizing into the lymphatic system. The Company also has in development certain minimally invasive products for the treatment of psoriasis and other topical diseases and cancer and certain laser device technology. The Company also has an investment in a joint venture (Note 3).

Principles of Consolidation

        Intercompany balances and transactions have been eliminated in consolidation.

Estimates

        The financial statements include estimated amounts and disclosures based on management's assumptions about future events. Actual results may differ from those estimates.

Cash Equivalents

        Highly liquid investments with a maturity of three months or less when purchased are classified as cash equivalents.

United States Treasury Notes

        United States Treasury notes are classified as held-to-maturity securities and all investments mature within one year. Held-to-maturity securities are stated at amortized cost which approximates market.

Equipment and Leasehold Improvements

        Equipment and leasehold improvements are stated at cost. Depreciation and amortization of equipment are provided for using the straight-line method over the estimated useful lives of the assets. Computers and laboratory equipment are being depreciated over five years, furniture and fixtures are being depreciated over seven years and leasehold improvements are being amortized over five years. Leasehold improvements are being amortized on a straight-line basis over the lives of the respective leases or the service lives of the improvements, whichever is shorter. Depreciation expense was $264,688, $374,845 and $400,525 for 1999, 2000 and 2001, respectively.

        The Company reviews the carrying values of its other long-lived assets for possible impairment whenever an event or change in circumstances indicates that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

Patent Costs

        Internal patent costs are expensed in the period incurred. Patents purchased are capitalized and amortized over the life of the patent.

Research and Development

        Research and development costs are charged to expense when incurred.

Income Taxes

        The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax basis and financial reporting basis of certain assets and liabilities based upon currently enacted tax rates expected to be in effect when such amounts are realized or settled.

        The Company has not recorded an income tax benefit for net operations losses incurred of approximately $20,510,000 primarily expiring in 2018 through 2021, or for equity losses in affiliate of approximately $3,462,000. The Company is in the development stage and realization of the losses is not considered more likely than not. An income tax valuation allowance has been provided for the losses realized to date.

Basic and Diluted Loss Per Common Share

        Basic and diluted loss per common share is computed based on the weighted average number of common shares outstanding. Loss per share excludes the impact of outstanding options, warrants, convertible preferred stock and convertible debt as they are antidilutive. Potential common shares excluded from the calculation at December 31, 2001 are 6,519,000 options, 1,149,724 warrants, 1,124,268 shares issuable upon the conversion of Series A and B Preferred Stock and 130,162 shares issuable upon conversion of long-term debt. Basic and diluted loss per common share includes 498,508 shares of common stock subject to rescission (Note 6(f)).

Financial Instruments

        The carrying amounts reported in the consolidated balance sheets for cash, treasury notes, accounts payable and accrued expenses approximate fair value because of the short-term nature of these amounts. The Company believes the fair value of its fixed-rate borrowings approximates the market value.

Reclassification

        Certain 2000 amounts have been reclassified to conform with the 2001 presentation.

Recent Accounting Pronouncements

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS 133 is effective for years beginning after June 15, 2000. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company, to date, has not engaged in derivative or hedging activities.

        In June 2001, the Financial Accounting Standards Board finalized SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142. The Company is currently assessing but has not yet determined how the adoption of SFAS 142 will impact its financial position and results of operations.

        In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. The provisions of SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The Company is currently evaluating the implications of adoption of SFAS 144 and anticipates adopting its provisions in fiscal year 2002.

2.    Recapitalization and Merger

        On May 16, 1997, MT Financial Group, Inc. (an inactive public company), through its wholly owned subsidiary, effected a reverse merger with Photogen, Inc. ("Photogen"), successor to Photogen, L.L.C. Photogen, L.L.C. was incorporated on September 10, 1996 and commenced operations November 3, 1996. Photogen, L.L.C. was formed to develop proprietary laser-based technologies related to photodynamic therapy. Legally, Photogen is a wholly owned subsidiary of Photogen Technologies, Inc. (formerly known as MT Financial Group, Inc.).

        For financial reporting purposes, Photogen was deemed to be the acquiring entity. The transaction has been reflected in the accompanying financial statements as (1) a recapitalization of Photogen (consisting of a 48,000-for-one stock split and change in par value) and (2) an issuance of shares by Photogen in exchange for all of the outstanding shares of MT Financial Group, Inc.

        As part of the recapitalization, the Company sold 6,312,833 shares of common stock for a total purchase price of approximately $1,803,450. Further, as consideration for the acquisition of Photogen, 24,000,000 shares of common stock were issued. Five founding shareholders have agreed not to sell these shares until May 2004 without the prior consent of an investor. These shareholders currently hold approximately 20,548,000 shares.

        Legal and brokerage fees of approximately $371,000 were charged to additional paid-in capital as costs of the recapitalization and merger. Included in the paid-in capital is the net cash of approximately $109,000 from MT Financial Group, Inc.

3.    Joint Venture/ Investment in Affiliate

        On October 7, 1999, the Company formed a joint venture with Elan International Services, Ltd. ("Elan") to develop and commercialize nanoparticulate diagnostic imaging agents for the detection and treatment of cancer through lymphography.

        Sentigen Ltd. ("Sentigen") was formed to hold the operations, assets and liabilities of the joint venture. Elan purchased 2,980 shares of Sentigen nonvoting convertible preferred stock for $2,985,000 representing a 19.9% ownership interest. Elan also purchased 12,015 shares of the Company's Series A convertible exchangeable preferred stock for $12,015,000. In connection with the issuance of the preferred stock to Elan, the Company granted warrants to Elan to purchase 100,000 shares of the Company's common stock at $21.17 per share which was valued at $678,000. As a result, a preferred stock dividend of $436,041 is being recorded for the accretion of the preferred stock to its face value of

$12,015,000 over the period until it is first convertible. Beginning in 2000, in accordance with EITF 00-27, the Company recorded an additional preferred stock dividend to represent the beneficial conversion feature associated with the intrinsic value of the Series A Preferred conversion option. As a result, an additional preferred stock dividend of $436,041 is being recorded over the period until it is first convertible. As of December 31, 2001, the beneficial conversion feature had been fully recorded.

        The Company purchased 12,000 shares of Sentigen's common stock for $12,015,000 representing an 80.1% ownership interest.

        Sentigen used the $15,000,000 received from the Company and Elan to purchase from Elan a worldwide license to certain patented Elan technology related to the joint venture. Expenses incurred by the Company and Elan, which relate to the development of the diagnostic imaging agents, are charged to Sentigen.

        Elan granted the Company a line of credit of $4,806,000 to be used by the Company to fund their portion of Sentigen's research and development. Principal and interest under the line of credit, if any, become due and payable in 2005 or, at the option of Elan, can be converted into the Company's common stock at $18.15 per share. Any borrowings under the line of credit would bear interest at 8%. There were no borrowings on this line of credit at December 31, 2000. At December 31, 2001, borrowings on this line of credit were $2,314,005 and accrued interest was $48,429.

        In connection with the joint venture agreement, Elan also purchased 461,538 shares of the Company's common stock for $6,000,000. If in the Company's next third-party offering after the issuance of the Series A Preferred, it sells common stock at a price less than $13 per share, the Company must issue additional shares to Elan so that Elan's overall price for its common stock equals the effective price in that third-party offering. During 2001, the Company issued 763,426 shares of common stock to satisfy this requirement.

        The total cash proceeds from the equity issuance to Elan of $18,015,000 were allocated to the common stock, preferred stock and the warrants.

        Elan has substantive participating rights in Sentigen, including the requirement for approval of the business plan and budgets and equal representation on the management committee which decides all day-to-day functions. As a result, the Company's investment in Sentigen is recorded under the equity method.

        Following is summarized financial information for Sentigen at December 31, 2000 and 2001:

	2000	2001
Cash	$—	$9,345
License purchased from Elan, net of amortization of $244,565 and $1,222,829, respectively	14,755,435	13,777,171

Total assets	$14,755,435	$13,786,516

Due to affiliates	$1,639,855	$210,596
Total shareholders' equity	13,115,580	13,575,920

Total liabilities and equity	$14,755,435	$13,786,516

Research and development expense	$1,257,815	$1,450,291
Amortization of license	244,565	978,264

Net loss	$1,502,380	$2,428,555

4.    Accruals

        Accrued expenses consist of the following:

December 31,	2000	2001
Accrued salaries	$195,345	$93,963
Accrued bonuses	54,107	251,850
Accrued interest (Note 3)	—	48,429
Accrued restructuring (Note 9)	330,000	173,932

	$579,452	$568,174

5.    Commitments

        (a) At December 31, 2001, the Company has a lease for office and laboratory space in Knoxville, Tennessee, expiring in May 2002 and a lease for office space in New Hope, Pennsylvania, expiring in August 2004.

        The Company also has an operating lease for laboratory equipment expiring in 2004. During 2001, the Company determined that equipment leased by the Company under this operating lease would no longer be used by the Company in its research. As a result, in 2001, the Company recorded a provision for all future lease payments of $1,264,208. $568,138 of this provision was recorded in the fourth quarter. At December 31, 2001, $1,123,740 remains to be paid. In conjunction with this operating lease, the Company provided $500,000 as cash collateral to be refunded over the term of the lease. In 2002, $100,000 was refunded and, accordingly, this amount has been recorded as a current deposit at December 31, 2001. The Company and the lessor have agreed to offset certain future lease payments with the remaining $400,000 deposit. As a result, an amount representing 2002 lease payments of $374,580 has been classified as a current deposit at December 31, 2001.

        Total rental expense charged to operations for the years ended December 31, 1999, 2000 and 2001 aggregated approximately $44,000, $352,000 and $358,000, respectively.

        Minimum future rental payments under these leases are as follows:

Year ending December 31,	Operating Leases
2002	$561,000
2003	547,000
2004	475,000

Total	$1,583,000

        (b) The Company has entered into employment agreements with certain officers and employees for initial terms ranging between three and five years expiring in 2002 and 2003. Under the terms of these agreements, the officers and employees are each entitled to initial annual salaries ranging between $100,000 and $265,000 plus fringe benefits (subject to adjustments).

6.    Equity Transactions

        (a) Company applies the recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," in accounting for stock options issued to nonemployees. The Company has issued options and warrants in exchange for consulting services rendered. The Company issued 10,000 options and 502,000 warrants in 1999, 21,000 options and 515,000 warrants in 2000 and 30,000 options in 2001. As the fair market value of these services was not readily determinable, these services were valued based on the fair market value, determined using the Black-Scholes option pricing model, for the options issued which ranged from $5.22 to $9.52 in 1999, $1.34 to $9.51 in 2000 and $1.70 in 2001. Consulting costs charged to operations were $1,199,787 in 1999, $2,316,282 in 2000 and $825,092 in 2001. At December 31, 2000, $760,363 was classified as prepaid consulting expense as this amount represented payment in fully vested nonforfeitable warrants for services to be provided in the future. There was no prepaid consulting at December 31, 2001.

        (b) In August 1999, the Company purchased patents for $500,000 which were satisfied by the issuance of 42,328 shares of the Company's common stock valued at $300,000 and cash of $200,000.

        (c) In 1999, the Company issued 740,000 variable stock options to employees which would vest upon completion of performance milestones. Exercise prices ranged from $9.38 to $18.13 and expired in 10 years. As of December 31, 1999, 75,000 of these shares had vested. Compensation charged to operations was $225,000 in 1999. In 2000, all of these variable stock options were cancelled.

        (d) Series A Preferred Stock—The Company originally designated 12,015 shares of preferred stock as Series A Preferred Stock ("Series A Preferred"). For the first six years from issuance, the preferred stock has a mandatory dividend of 7%. Such dividends are cumulative and compound on a semiannual basis and are payable semiannually solely by the issuance of additional preferred Series A stock. The Company has a deficit and, as a result, the dividends have been recorded against paid-in capital. In accordance with the provisions of the agreement, the Company issued 841 additional preferred shares in 2000 in settlement of dividend requirements. Therefore, at December 31, 2001, there were 12,856 shares of Series A Preferred outstanding. The Company has accrued and will issue 932 preferred shares in fulfillment of the 2001 dividend requirement. The Series A Preferred shall rank senior to any future series of preferred stock unless the majority of the Series A shareholders agree to rank pari passu with any future issuances. The liquidation preference is $1,000 per share. The Series A Preferred is convertible, after two years but before six years from issuance, into common stock of the Company with an initial conversion price of $21.17. The conversion price is subject to adjustment for certain dilutive events. Alternatively, the holder of the Series A Preferred can elect to exchange the Series A preferred shares for the number of shares in Sentigen which would allow the Series A holder to then own a total of 50% of Sentigen. The Series A holder is currently the minority shareholder in Sentigen. The exchange right is not available for any shares which have been converted to common stock. The exchange right terminates six years from the issuance of the Series A Preferred. The Series A Preferred was issued in October 1999.

        The holder of Series A Preferred is only entitled to vote on matters that adversely affect or change the rights of holders of Series A Preferred and does not have the right to vote on the election of directors of the Company. The holder of Series A Preferred also has a preemptive right until October 2003 to participate in any offering of the Company.

        (e) Series B Preferred Stock—In February 2000, the Company completed a private placement of its Series B Convertible Preferred Stock ("Series B Preferred"). The Company received cash proceeds, net of related expenses, of $5,276,340 in exchange for 337,056 shares of the Series B Preferred. The Series B Preferred has an annual dividend rate of 6%. Such dividends are cumulative, shall compound on an annual basis and are payable annually by the issuance of additional preferred Series B stock. The Company has a deficit and, as a result, the dividends will be recorded against paid-in capital. In accordance with the provisions of the agreement, the Company issued 20,224 additional preferred shares in settlement of dividend requirements. Therefore, at December 31, 2001, there were 357,280 shares of Series B Preferred outstanding. The Company has accrued and will issue 21,437 preferred shares in fulfillment of the 2001 dividend requirement. The Series B Preferred is subordinate to the Series A Preferred.

        Subject to the senior liquidation preference of the Series A Preferred stockholder, and the liquidation preference of any senior or pari passu securities created by the Company in the future with the requisite consent of the holders of Series B Preferred, each share of Series B Preferred is entitled to a liquidation preference equal to $16.88 per share, before any amounts are paid on the common stock on liquidation. If the Company is acquired by another entity or sells all or substantially all of its assets, and if it pays an amount equal to the liquidation preference of the Series A Preferred and any other senior security, holders of Series B Preferred will be entitled to receive the liquidation preference unless the stockholders prior to the transaction hold at least 50% of the voting power of the surviving or acquiring entity or if the holders of a majority of Series B Preferred agree by vote or written consent to exclude the acquisition or sale from this provision.

        Each share of Series B Preferred has the number of votes equal to the number of shares of common stock into which the share of Series B Preferred would be convertible, and is entitled to vote together with the common stock. Certain matters, such as an amendment to the terms of the Series B Preferred Certificate of Designation or a change in the preferences or any relative or other rights of the Series B Preferred (except for issuance of a special senior security), may have to be approved by a majority of the holders of Series B Preferred voting as a separate class. This right is subject to the Company's ability to require mandatory conversion of Series B Preferred if a special senior security (discussed below) is not approved.

        Holders of Series B Preferred may convert shares of Series B Preferred into 1.4 shares of common stock at any time.

        The Series B Preferred contains beneficial conversion features. Emerging Issues Task Force Issue 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," requires the issuer to assume that the holder will not convert the instrument until the time of the most beneficial conversion, which would occur after January 1, 2002. Using the conversion ratio at January 1, 2002 of 1.4 shares of common stock and the stock price at the date of issuance, the maximum beneficial conversion amount is $2,322,316. This amount will be recorded as additional preferred stock dividends over the period from issuance until January 1, 2002. Through December 31, 2001, this full amount has been recorded as additional dividends.

        The conversion ratio is subject to adjustment for certain dilutive events, including issuance of common stock or equivalent securities at less than $16.88 per share. In 2001, the Company issued common stock at less than $16.88. As a result, the revised conversion ratio for the number of shares of common stock issuable upon conversion of Series B Preferred is 1.44703 at December 31, 2001.

        The Company may require holders of Series B Preferred to convert their shares into common stock (at the same ratios that would apply for a voluntary conversion, except as described in the second and third bullet points below) in connection with any of the following events:

  –
  If the holders of a majority of the Series B Preferred approve a mandatory conversion;

  –
  Immediately prior to a firm commitment, underwritten public offering of the Company's common stock in which they receive $20 million or more in gross proceeds;

  –
  If the holders of a majority of Series B Preferred do not approve any transaction to issue a security senior or pari passu to the Series B Preferred in a transaction involving any vendor, licensor or joint venturer or other commercial transaction (a "special senior security"), the purpose of which is not solely to provide financing, and which the Board has approved and recommended; or

  –
  At any time after January 1, 2005.

        (f) Common Stock—The Company is subject to six sets of registration rights agreements covering an aggregate of 5,490,162 shares of the Company's common stock, warrants that have vested covering the Company's common stock and common stock issuable upon conversion of the Company's Series A and B Preferred. All of the agreements contain piggyback registration rights and two contain demand registration rights upon the occurrence of certain events and subject to various terms and conditions. Of the 5,490,162 shares, 4,260,000 shares are entitled to piggyback registration only and 1,230,162 are entitled to both demand and piggyback registration. Warrants that have vested covering 1,149,724 shares of the Company's common stock have weighted average anti-dilution rights.

        On March 13, 1998, the Company completed a private placement of 875,020 shares of common stock for $8.00 per share to a number of accredited investors. The Company received $7,000,000 in gross proceeds from this offering.

        On February 9, 2001, the Company's shelf registration on Form S-3 was declared effective. Under the shelf registration, the Company could have issued up to $40,000,000 of common stock. As of December 31, 2001, 695,486 shares have been issued under the shelf registration for cash proceeds of $1,068,723, net of related expenses of $56,252.

        As of April 2, 2001, the Company no longer met the eligibility requirements to continue selling shares under the S-3. Prior to realizing it was ineligible to continue using the S-3, the Company sold 498,508 shares of common stock for $650,000. This amount has been reclassified from permanent equity to mezzanine equity as the Company could be required to repay a portion of this amount to the purchaser.

7.    Stock Incentive Plans and Warrants

        The Company maintains three long-term incentive compensation plans, which are described as follows:

  –
  The 1998 Long-Term Incentive Compensation Plan, which provides for the granting of up to 2,000,000 stock options to key employees, directors and consultants;

  –
  The 2000 Long-Term Incentive Compensation Plan, which provides for the granting of up to 2,000,000 stock options to key employees, directors and consultants;

  –
  The 2000 Senior Executive Long-Term Incentive Compensation Plan, which provides for the granting of up to 5,000,000 stock options to senior executives.

        Options granted under these plans may be either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code, or nonqualified options.

        The stock options are exercisable over a period determined by the Board of Directors (through its Compensation Committee), but generally no longer than 10 years after the date they are granted.

        Information with respect to the plans follows:

Year ended December 31,	1999	2000	2001
Options outstanding at beginning of year	92,500	1,205,500	5,644,000
Options granted	1,117,500	5,546,000	875,000
Options forfeited	—	(1,107,500)	—
Options exercised	(4,500)	—	—

Options outstanding at end of year	1,205,500	5,644,000	6,519,000

Option prices per share granted	$9.38-19.38	$2.75-15.00	$1.14-5.31

Weighted average exercise price
Options granted	$11.83	$10.38	$2.03
Options exercised	11.13	—	—
Options forfeited	—	11.82	—
Options outstanding at end of year	11.94	10.47	9.29
Options exercisable at end of year	9.88	6.37	10.76
Number of shares exercisable	18,500	112,500	1,833,333
Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding at December 31, 2001	Weighted Average Remaining Contractual Life (Years)	Range of Exercise Price	Number Outstanding at December 31, 2001	Weighted Average Remaining Contractual Life (Years)
$1.14-1.70	225,000	9.9	$1.14-1.70	—	—
$1.91-2.13	600,000	9.1	$1.91-2.13	—	—
$2.75	1,528,000	8.9	$2.75	427,000	8.9
$5.31	50,000	9.1	$5.31	—	—
$6.875-8.25	1,018,000	8.6	$6.875	351,333	8.6
$11.125-13.250	88,000	6.7	$11.125-13.250	49,000	6.7
$15.00-15.06	3,010,000	8.4	$15.06	1,006,000	8.4

        The Company applies APB Opinion 25 and related interpretations in accounting for stock options granted to employees and directors. Under APB Opinion 25, no compensation cost is recorded if the exercise price is equal to the market price on the date of grant and the number of shares is fixed at that date.

        The weighted-average, grant date fair value of stock options granted to employees and directors during the year, and the significant assumptions used to determine those fair values, using a modified Black-Scholes option pricing model, and the pro forma effect on earnings of the fair value accounting for stock options under SFAS No. 123, are as follows:

	1999	2000	2001
Weighted average fair value per options granted	$10.76	$4.67	$.91
Significant assumptions (weighted average)
Risk-free interest rate at grant date	6.2%	6.2%	4.8%
Expected stock price volatility	88.0%	94.3%	95.5%
Expected option life (years)	7	5	5
Net loss
As reported	$(6,052,841)	$(10,787,062)	$(9,723,016)
Pro forma	$(6,511,604)	$(19,143,596)	$(21,037,474)
	1999	2000	2001
Net loss applicable to common shareholders
As reported	$(6,273,518)	$(13,491,813)	$(12,666,771)
Pro forma	$(6,732,281)	$(21,848,347)	$(23,981,229)
Net loss per share—basic and diluted
As reported	$(.17)	$(.36)	$(.33)
Pro forma	$(.18)	$(.58)	$(.63)

        Information with respect to warrants follows:

Year ended December 31,	1999	2000	2001
Warrants outstanding at beginning of year	—	602,000	1,149,724
Warrants granted	602,000	547,724	—

Warrants outstanding at end of year	602,000	1,149,724	1,149,724

Warrant prices per share outstanding	$9.45-21.17	$9.45-16.88	$9.45-16.88

Weighted average exercise price
Warrants granted	$11.42	$10.06	$—
Warrants outstanding	$11.42	$10.77	$10.77

        Exercise dates of warrants range from August 2004 to January 2010.

8.    Dividends

        Dividends are comprised of the following:

Year ended December 31,	1999	2000	2001
Accrual of dividend on Series A Convertible Preferred	$220,677	$868,248	$930,090
Deemed dividend associated with beneficial conversion feature of Series A Convertible Preferred	—	480,928	391,154
Accrual of dividend on Series B Convertible Preferred	—	296,478	359,292
Deemed dividend associated with beneficial conversion feature of Series B Convertible Preferred	—	1,059,097	1,263,219

Total	$220,677	$2,704,751	$2,943,755

9.    Restructuring

        In 2000, the Company recorded a restructuring charge of $597,025, included in operating expenses, relating to the closure of its operations in Westborough, Massachusetts. The restructuring charge includes accruals related to estimated lease termination costs and accruals related to employee severance and related expenses in connection with their termination. All employees at the Westborough facility were terminated. The activities previously performed at the Westborough facility will continue at other company locations or with outside consultants. The restructuring charge is summarized as follows:

	Charge in 2000	Utilized in 2000	Balance at December 31, 2000	Utilized in 2001	Balance at December 31, 2001
Employee costs	$395,223	$65,223	$330,000	$156,068	$173,932
Lease costs	201,802	201,802	—	—	—

Total	$597,025	$267,025	$330,000	$156,068	$173,932

10.  Selected Quarterly Financial Data (Unaudited)

			2000			2000
	Operating Expenses	Net Loss	Net Loss Per Share (Basic and Diluted)	Operating Expenses	Net Loss	Net Loss Per Share (Basic and Diluted)
Quarters
Fourth	$2,652,046	$(3,103,418)	$(0.11)	$2,187,969	$(2,618,532)	$(0.08)
Third	3,186,890	(2,696,499)	(0.09)	1,669,850	(2,003,375)	(0.07)
Second	2,089,098	(2,557,181)	(0.09)	1,412,420	(2,073,997)	(0.08)
First	2,072,746	(2,429,964)	(0.07)	2,610,760	(3,027,112)	(0.10)

	$10,000,780	$(10,787,062)	$(0.36)	$7,880,999	$(9,723,016)	$(0.33)

11.  Subsequent Events

        (a)  On April 8, 2002, the Company entered into a credit facility that will provide the Company with a $2,500,000 revolving line of credit, bearing interest at 4.65%, for a period of five years. The loan is secured by a lien on all of the Company's assets. The lender is an entity which is controlled by a director of the Company.

        (b)  The Company has been in discussions with the founders of Photogen, L.L.C. about the possibility of transferring to an entity they control certain of the Company's therapeutic technologies (primarily PH-10 and laser technologies) in exchange for the Company's stock beneficially owned by the founders (approximately 20,548,435 shares of common stock). The Company has not progressed beyond preliminary discussions concerning the possible transaction at this time. The consummation of such a transaction would depend upon the resolution of numerous contingencies, including negotiating a structure for the transaction, resolution of any potential tax and accounting issues, execution of definitive agreements, receipt of appropriate fairness and other opinions, and board and stockholder approval. There can be no assurance that such a transaction can ultimately be consummated.

Independent Auditors' Report

To the Board of Directors and Shareholders of Sentigen Ltd.

We have audited the accompanying balance sheets of Sentigen Ltd., a development stage company, as of December 31, 2001 and 2000, and the related statements of operations, shareholders' equity and cash flows for the period from October 7, 1999 (inception) to December 31, 2001 and for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sentigen Ltd. at December 31, 2001 and 2000, and the results of its operations and its cash flows for the period from October 7, 1999 (inception) to December 31, 2001 and the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO International

Hamilton, Bermuda
April 5, 2002

SENTIGEN LTD.
BALANCE SHEETS

DECEMBER 31,	2001	2000
ASSETS
CURRENT ASSETS
Cash	$9,345	$—

LICENSE OF ELAN TECHNOLOGY, net of amortization of $1,222,829 and $244,565, respectively	13,777,171	14,755,435

	$13,786,516	$14,755,435

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Due to shareholders	$210,596	$1,639,855

SHAREHOLDERS' EQUITY
Preferred stock; par value $1.00 per share; 2,980 shares authorized, issued and outstanding	2,980	2,980
Common stock; par value $1.00 per share; 12,000 shares authorized, issued and outstanding	12,000	12,000
Additional paid-in capital	17,873,915	14,985,020
Deficit accumulated during the development stage	(4,312,975)	(1,884,420)

TOTAL SHAREHOLDERS' EQUITY	13,575,920	13,115,580

	$13,786,516	$14,755,435

See accompanying notes to financial statements.

SENTIGEN LTD.
STATEMENTS OF OPERATIONS

	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000	CUMULATIVE AMOUNTS FROM OCTOBER 7, 1999 (INCEPTION) TO DECEMBER 31, 2001
OPERATING EXPENSES
Research and development	$1,450,291	$1,257,815	$3,090,146
Amortization of license	978,264	244,565	1,222,829

NET LOSS	$(2,428,555)	$(1,502,380)	$(4,312,975)

See accompanying notes to financial statements.

SENTIGEN LTD.
STATEMENTS OF SHAREHOLDERS' EQUITY

						Deficit Accumulated During the Development Stage
	Preferred Stock		Common Stock
					Additional Paid-in Capital
	Shares	Amount	Shares	Amount			Total
Issuance of common stock	—	$—	12,000	$12,000	$12,003,000	$—	$12,015,000
Issuance of preferred stock	2,980	2,980	—	—	2,982,020	—	2,985,000
Net loss for the period October 7, 1999 to December 31, 1999	—	—	—	—	—	(382,040)	(382,040)

Balance at December 31, 1999	2,980	2,980	12,000	12,000	14,985,020	(382,040)	14,617,960
Net loss for the year ended December 31, 2000	—	—	—	—	—	(1,502,380)	(1,502,380)

Balance, at December 31, 2000	2,980	2,980	12,000	12,000	14,985,020	(1,884,420)	13,115,580
Contribution of Capital	—	—	—	—	2,888,895	—	2,888,895

Net loss for the year ended December 31, 2001	—	—	—	—	—	(2,428,555)	(2,428,555)

BALANCE, at December 31, 2001	2,980	$2,980	12,000	$12,000	$17,873,915	$(4,312,975)	$13,575,920

See accompanying financial statements.

SENTIGEN LTD.
STATEMENTS OF CASH FLOWS

	YEAR ENDED DECEMBER 31, 2001	Year ended December 31, 2000		CUMULATIVE AMOUNTS FROM OCTOBER 7, 1999 (INCEPTION) TO DECEMBER 31, 2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,428,555)		$(1,502,380)		$(4,312,975)
Amortization	978,264		244,565		1,222,829
Changes in operating assets and liabilities Due to shareholders	(1,429,259)		1,257,815		210,596

Net cash used in operating activities	(2,879,550)		—		(2,879,550)

CASH FLOWS FROM INVESTING ACTIVITIES
Cost to acquire license	—		—		(15,000,000)

Net cash used in investing activities	—		—		(15,000,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of equity	—		—		15,000,000
Contribution of capital	2,888,895		—		2,888,895

Net cash provided by financing activities	2,888,895		—		17,888,895

NET INCREASE IN CASH	9,345		—		9,345
CASH, at beginning of period	—		—		—

CASH, at end of period	$9,345	$		— $	9,345

See accompanying notes to financial statements.

SENTIGEN LTD.
NOTES TO FINANCIAL STATEMENTS

1.
ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

        Sentigen Ltd. (the "Company") was incorporated on October 7, 1999 in Bermuda. The Company is owned jointly by Photogen Technologies, Inc. ("Photogen") and Elan International Services, Ltd. ("EIS"), a wholly owned subsidiary of Elan Corporation plc ("Elan"), holding 80.1% and 19.9% (nonvoting shares) of the shares, respectively. The primary objective of the Company is to develop and commercialize nanoparticulate diagnostic imaging agents for the detection and treatment of cancer through lymphography.

BASIS OF PRESENTATION

        The Company's ability to continue as a going concern is entirely dependent upon the funds it receives from its shareholders per the Subscription, Joint Development and Operating Agreement.

ESTIMATES

        The financial statements include estimated amounts and disclosures based on management's assumptions about future events. Actual results may differ from those estimates.

RESEARCH AND DEVELOPMENT

        Research and development costs are charged to expense when incurred.

INCOME TAXES

        Under current Bermuda law, the Company is not required to pay any taxes in Bermuda on either income or capital gains.

RECENT ACCOUNTING PRONOUNCEMENTS

        In October 2001, the Financial Accounting Standards Board issued SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. The provisions of SFAS 144 will be effective for fiscal years beginning after December 15, 2001. The Company is currently evaluating the implications of adoption of SFAS 144 and anticipates adopting its provisions in fiscal year 2002.

2.
RELATED PARTY TRANSACTIONS

        The amount due to shareholders represents costs for research and development that are subcontracted to Photogen and Elan. The amount due to shareholders is unsecured, and interest free with no set terms of repayment. Research and development expense represents costs under the subcontract agreements with Photogen and Elan. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

3.
LICENSE OF ELAN TECHNOLOGY

        In 1999, the Company paid a license fee to Elan in the amount of $15,000,000 to acquire rights to certain Elan intellectual property. This license is being amortized on a straight-line basis over 184 months, which is the end of the life of the latest licensed patent.

        The Company reviews the carrying values of its license for possible impairment whenever an event or change in circumstances indicates that the carrying amount of the asset may not be recoverable.

4.
SHAREHOLDERS' EQUITY

PREFERRED STOCK

        In October 1999, the Company issued 2,980 shares of nonvoting convertible preferred stock to EIS for $2,985,000 with a par value of $1.00 per share. At any time after October 2002, the holder of the preferred stock has the right to convert the preferred stock on a one-to-one basis into common shares. Additionally, there exists an exchange right which upon exercise, could increase EIS's ownership to 50% of Sentigen Ltd.

COMMON STOCK

        In October 1999, the Company issued 12,000 voting common shares to Photogen for $12,015,000 with a par value of $1.00 per share.

ITEM 14.    EXHIBITS AND REPORTS ON FORM 8-K.

        Exhibits.

        The following exhibits are added to this Form 10-K/A.

EXHIBIT NO.	DESCRIPTION
99.1	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.2	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 7, 2002	Photogen Technologies, Inc.
	By:	/s/ TAFFY WILLIAMS Taffy J. Williams, Ph.D., President and Chief Executive Officer

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ TAFFY J. WILLIAMS Taffy J. Williams, Ph.D.	President, Chief Executive Officer and Director, Chairman of the Board	August 7, 2002
By:	/s/ BROOKS BOVEROUX Brooks Boveroux	Senior Vice President—Finance and Chief Financial Officer and Treasurer (principal financial and accounting officer)	August 7, 2002
By:	/s/ ERIC A. WACHTER Eric A. Wachter, Ph.D.	Director, Vice President and Secretary	August 7, 2002
By:	/s/ ROBERT J. WEINSTEIN Robert J. Weinstein, M.D.	Director	August 7, 2002
By:	/s/ LESTER H. MCKEEVER, JR. Lester H. McKeever, Jr.	Director	August 7, 2002
By:	/s/ GENE GOLUB Gene Golub	Director	August 7, 2002
By:	/s/ AIDAN KING Aidan King	Director	August 7, 2002

EXHIBIT INDEX

        The following exhibits are added to the Exhibit Index.

EXHIBIT NO.	DESCRIPTION
*99.1	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
*99.2	Certification Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

*
Filed herewith.

Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Photogen Technologies, Inc. (the "Company") on Form 10-K/A for the period ending December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Taffy J. Williams, Ph.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ TAFFY J. WILLIAMS Taffy J. Williams, Ph.D. Chief Executive Officer August 13, 2002

Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Photogen Technologies, Inc. (the "Company") on Form 10-K/A for the period ending December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brooks Boveroux, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BROOKS BOVEROUX Brooks Boveroux Chief Financial Officer August 13, 2002

Exhibit E

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2002

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

for the transition period ended

Commission File Number 0-23553

PHOTOGEN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	36-4010347 (I.R.S. Employer Identification No.)
140 Union Square Drive New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-6860
(Registrant's telephone number, including area code)

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days: Yes ☒    No ☐

        Indicate by check mark whether the registrant is an accelerated filer (as defined in Rule 12b-2 of the Exchange Act): Yes ☐    No ☒

        Indicate the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: 38,842,298 SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, ISSUED AND OUTSTANDING AT OCTOBER 31, 2002.

PART I.    FINANCIAL INFORMATION

ITEM 1.    FINANCIAL STATEMENTS

Photogen Technologies, Inc.
(A Development Stage Company)
Consolidated Condensed Balance Sheets
All amounts in $

	September 30, 2002	December 31, 2001
	(Unaudited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$111,830	$1,352,904
Prepaid expenses	282,458	29,775
Deposit	132,193	474,580

Total Current Assets	526,481	1,857,259
Equipment and Leasehold Improvements, less accumulated depreciation of $1,346,273 and $1,059,997, respectively	595,944	882,220
Patent Costs, net of amortization of $131,942 and $100,693, respectively	368,058	399,307
Deposits	14,383	69,173
Investment in and Advances to Affiliate	10,388,806	10,994,680

Total Assets	$11,893,672	$14,202,639

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$1,278,346	$373,774
Accrued expenses	1,050,695	394,242
Accrued restructuring	—	173,932
Accrued equipment lease	393,312	374,580

Total Current Liabilities	2,722,353	1,316,528
Accrued Equipment Lease	524,382	749,160
Long-Term Debt	4,371,910	2,314,005

Total Liabilities	7,618,645	4,379,693

Shares Subject to Rescission	650,000	650,000

Shareholders' Equity
Preferred stock; par value $.01 per share; 5,000,000 shares authorized including:
Series A Preferred Stock; 13,788 and 12,856 shares authorized, issued and outstanding at September 30, 2002 and December 31, 2001, respectively, liquidation preference $1,000 per share (in aggregate $13,788,000 at September 30, 2002 and $12,856,000 at December 31, 2001	137	128
Series B Preferred Stock; 402,000 shares authorized; 378,716 and 357,280 shares issued and outstanding, at September 30, 2002 and December 31, 2001, respectively, liquidation preference $16.88 per share (in aggregate $6,392,726 at September 30, 2002 and $6,030,886 at December 31, 2001)	3,786	3,572
Common stock; par value $.001 per share; 150,000,000 shares authorized; 9,585,948 shares issued and outstanding	9,586	9,586
Additional paid-in capital	38,746,451	38,252,973
Deficit accumulated during the development stage	(35,134,933)	(29,093,313)

Total Shareholders' Equity	3,625,027	9,172,946

Total Liabilities and Shareholders' Equity	$11,893,672	$14,202,639

Photogen Technologies, Inc.
(A Development Stage Company)
Consolidated Condensed Statements of Operations
(Unaudited)
All amounts in $

	Three Months Ended September 30, 2002	Three Months Ended September 30, 2001	Nine Months Ended September 30, 3002	Nine Months Ended September 30, 2001	Cumulative Amounts From November 3, 1996 (Inception)
Operating Expenses
Research and development	$620,998	$1,056,338	$2,007,641	$2,301,793	$14,319,052
General and administrative	841,804	613,512	2,166,441	2,695,167	14,783,880
Provision for future lease payments	—	—	—	696,070	1,264,208
Restructuring charges	—	—	451,068	—	1,048,093

Total Operating Expenses	1,462,802	1,669,850	4,625,150	5,693,030	31,415,233
Loss from Joint Venture	(305,400)	(352,236)	(1,245,845)	(1,514,080)	(4,708,024)
Investment Income	30	18,711	1,532	102,626	1,208,910
Interest Expense	(71,444)	—	(172,157)	—	(220,586)

Net Loss	$(1,839,616)	$(2,003,375)	$(6,041,620)	$(7,104,484)	$(35,134,933)

Dividends on Preferred Stock	(345,622)	(758,493)	(1,024,300)	(2,243,832)

Net Loss Applicable to Common Shareholders	$(2,185,238)	$(2,761,868)	$(7,065,920)	$(9,348,316)

Basic and Diluted Loss per Common Share	$(.23)	$(.29)	$(.73)	$(.99)

Weighted Average Number of Common Shares Outstanding—Basic and Diluted	9,710,575	9,526,080	9,710,575	9,440,362

Photogen Technologies, Inc.
(A Development Stage Company)
Consolidated Condensed Statements of Shareholders' Equity
(Unaudited)
All amounts in $

	Preferred Stock Series A		Preferred Stock Series B						Deficit Accumulated During the Development Stage
					Common Stock
							Members' Capital	Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Shares	Amount				Total
Contribution of capital	—	$—	—	$—	—	$—	$7,268	$—	$—	$7,268
Net loss for the period ended December 31, 1996	—	—	—	—	—	—	(1,779)	—	—	(1,779)

Balance, at December 31, 1996	—	—	—	—	—	—	5,489	—	—	5,489
Net loss and capital contributions for the period January 1, 1997 to May 15, 1997	—	—	—	—	—	—	—	—	(3,511)	(3,511)
Capital contribution	—	—	—	—	—	—	3,511	—	—	3,511

Balance, at May 15, 1997	—	—	—	—	—	—	9,000	—	(3,511)	5,489
Issuance of common stock	—	—	—	—	1,578,208	1,578	—	1,801,872	—	1,803,450
Effect of recapitalization and merger	—	—	—	—	7,421,792	7,422	(9,000)	1,203,765	1,732	1,203,919
Cost associated with recapitalization and merger	—	—	—	—	—	—	—	(371,111)	—	(371,111)
Net loss for the period May 16, 1997 to December 31, 1997	—	—	—	—	—	—	—	—	(554,702)	(554,702)

Balance, at December 31, 1997	—	—	—	—	9,000,000	9,000	—	2,634,526	(556,481)	2,087,045
Issuance of common stock	—	—	—	—	218,755	219	—	6,999,781	—	7,000,000
Costs associated with common stock issuance	—	—	—	—	—	—	—	(50,000)	—	(50,000)
Options issued to consultants	—	—	—	—	—	—	—	45,446	—	45,446
Net loss for the year ended December 31, 1998	—	—	—	—	—	—	—	—	(1,973,913)	(1,973,913)

Balance, at December 31, 1998	—	$—	—	$—	9,218,755	$9,219	—	$9,629,753	$(2,530,394)	$7,108,578
Exercise of stock options	—	—	—	—	1,125	1	—	50,062	—	50,063
Issuance of warrants and options	—	—	—	—	—	—	—	3,664,749	—	3,664,749
Issuance of common stock	—	—	—	—	125,967	126	—	6,082,528	—	6,082,654
Issuance of preferred stock	12,015	120	—	—	—	—	—	11,578,839	—	11,578,959
Net loss for the year ended December 31, 1999	—	—	—	—	—	—	—	—	(6,052,841)	(6,052,841)

Balance, at December 31, 1999	12,015	120	—	—	9,345,847	9,346	—	31,005,931	(8,583,235)	22,432,162
Stock option compensation	—	—	—	—	—	—	—	125,020	—	125,020
Issuance of warrants and options	—	—	—	—	—	—	—	1,366,050	—	1,366,050
Issuance of preferred stock dividend	841	8	—	—	—	—	—	(8)	—	—
Issuance of preferred stock	—	—	337,056	3,370	—	—	—	5,272,970	—	5,276,340
Net loss for the year ended December 31, 2000	—	—	—	—	—	—	—	—	(10,787,062)	(10,787,062)

Balance, at December 31, 2000	12,856	128	337,056	3,370	9,345,847	9,346	—	37,769,963	(19,370,297)	18,412,510
Stock option compensation	—	—	—	—	—	—	—	64,729	—	64,729
Issuance of common stock for cash	—	—	—	—	49,245	49	—	418,674	—	418,723
Issuance of common stock in satisfaction of anti-dilution provision					190,856	191		(191)		—
Issuance of preferred stock dividend	—	—	20,224	202	—	—	—	(202)	—	—
Net loss for the year ended December 31, 2001	—	—	—	—	—	—	—	—	(9,723,016)	(9,723,016)

Balance, at December 31, 2001	12,856	$128	357,280	$3,572	9,585,948	$9,586	—	$38,252,973	$(29,093,313)	$9,172,946
Stock option compensation	—	—	—	—	—	—	—	43,701	—	43,701
Issuance of preferred stock dividend	932	9	21,436	214	—	—	—	(223)	—	—
Issuance of options in settlement of lawsuit	—	—	—	—	—	—	—	450,000	—	450,000
Net loss for the nine months ended September 30 2002	—	—	—	—	—	—	—	—	(6,041,620)	(6,041,620)

Balance, at September 30 2002	13,788	$137	378,716	$3,786	9,585,948	$9,586	—	$38,746,451	$(35,134,933)	$3,625,027

Photogen Technologies, Inc.
(A Development Stage Company)
Consolidated Condensed Statements of Operations
(Unaudited)
All amounts in $

	Nine Months Ended September 30, 2002	Nine Months Ended September 30, 2001	Cumulative Amounts From November 3, 1996 (Inception)
Cash Flows From Operating Activities
Net loss	$(6,041,620)	$(7,104,484)	$(35,134,933)
Depreciation and amortization	317,525	336,349	1,624,110
Loss (gain) on disposal of fixed assets	—	(4,242)	38,424
Gain on sale of marketable securities	—	—	(18,503)
United States Treasury Notes Amortization	—	764	12,586
Stock option compensation	43,701	48,547	660,217
Issuance of warrants in exchange for services rendered	—	760,363	3,995,091
Loss from investment in affiliate	1,245,845	1,514,080	4,708,024
Changes in operating assets and liabilities:
Prepaid expenses	(252,683)	137,453	(282,458)
Interest receivable	—	93,219	—
Accounts payable	904,572	(347,712)	1,278,346
Accrued expenses	656,453	35,365	1,050,695
Accrued equipment lease	91,131	602,425	1,214,871
Accrued restructuring	276,068	(155,810)	450,000

Net cash used in operating activities	(2,759,008)	(4,083,683)	(20,403,530)

Cash Flows From Investing Activities
Sale of marketable securities	—	—	2,164,464
Purchases of marketable securities	—	—	(2,182,967)
Purchases of United States Treasury Notes	—	(4,770,000)	(38,656,973)
Sales of United States Treasury Notes	—	8,915,000	39,778,548
Purchase of capital assets	—	(45,938)	(1,943,553)
Proceeds from sale of equipment	—	145,177	145,551
Costs to acquire patent	—	—	(237,335)
Investment in and advances to affiliate	(639,971)	(1,962,825)	(15,096,830)
Decrease (increase) in deposit	100,000	(14,383)	(443,753)

Net cash provided by (used in) investing activities	(539,971)	2,267,031	(16,472,848)

Cash Flows From Financing Activities
Principal payments on capital leases	$—	$(13,812)	$(291,704)
Net proceeds from issuance of equity	—	1,068,723	31,367,439
Proceeds from capital contributions by shareholders	—	—	1,911,674
Proceeds from issuance of debt	2,057,905	1,967,785	4,371,910
Cost of recapitalization	—	—	(371,111)

Net cash provided by financing activities	2,057,905	3,022,696	36,988,208

Increase (decrease) in Cash and Cash Equivalents	(1,241,074)	1,206,044	111,830
Cash and Cash Equivalents, at beginning of period	1,352,904	622,795	—

Cash and Cash Equivalents, at end of period	$111,830	$1,828,839	$111,830

Supplemental Schedule of Noncash Investing Activities
2002
	Payments due on the accrued equipment lease were made through a reduction in deposits due to the Company in the amount of $297,177.
	Stock options valued at $450,000 were issued in settlement of a restructuring accrual.

Photogen Technologies, Inc.
(A Development Stage Company)
Notes To Condensed Financial Statements
(Unaudited)

September 30, 2002

1.
BASIS OF PRESENTATION

        The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information pursuant to Regulation S-K. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

2.
JOINT VENTURE/INVESTMENT IN AFFILIATE

        The following is summarized financial information for the joint venture Sentigen, Ltd. at September 30, 2002 and 2001.

September 30,	2002	2001
License purchased from Elan, net of amortization of $1,956,527 in 2002 and $978,263 in 2001	$13,043,473	$14,021,737

Total assets	$13,043,473	$14,021,737

Due to affiliates	$366,961	$339,733
Total shareholders' equity	12,676,512	13,682,004

Total liabilities and equity	$13,043,473	$14,021,737

Research and development expense	$802,926	$1,156,539
General and administrative expense	18,739	—
Amortization of license	733,698	733,698

Net loss	$1,555,363	$1,890,237

3.
BASIC AND DILUTED LOSS PER COMMON SHARE

        Basic and diluted loss per common share is computed based on the weighted average number of common shares outstanding. Loss per share excludes the impact of outstanding options and warrants, preferred stock and convertible debt as they are antidilutive. Potential common shares excluded from the calculation at September 30, 2002 are 1,629,750 options, 593,450 warrants, 299,828 shares issuable upon the conversion of Series A and B Preferred Stock and 42,067 shares issuable upon conversion of the Elan line of credit. Basic and diluted loss per common share includes 124,627 shares of common stock subject to rescission. See Note 6 for issuances after September 30, 2002.

4.
RESTRUCTURING

        In 2000, the Company recorded a restructuring charge of $597,025, included in operating expenses, relating to the closure of its operations in Westborough, Massachusetts. The restructuring charge includes accruals related to estimated lease termination costs and accruals related to employee severance and related expenses in connection with their termination. All employees at the Westborough facility were terminated. The activities previously performed at the Westborough facility will continue at other company locations or with outside consultants. In 2002, the Company recorded an additional restructuring charge related to additional termination costs for one of

the Westborough employees. As of September 30, 2002, all restructuring costs have been settled.    The restructuring charge is summarized as follows:

	Charged in 2000	Utilized in 2000	Balance at December 31, 2000	Utilized in 2001	Balance at December 31, 2001	Charged in 2002	Utilized in 2002	Balance at September 30, 2002
Employee costs	$395,223	$65,223	$330,000	$156,068	$173,932	$451,068	$625,000	$—
Lease costs	201,802	201,802	—	—	—	—	—	—

Total	$597,025	$267,025	$330,000	$156,068	$173,932	$451,068	$625,000	$—

5.
LONG-TERM DEBT

        Long-term debt consists of the following:

	September 30, 2002	December 31, 2001
Line of credit with Elan, interest at 8%, due in 2005 or convertible to common stock at $18.15 per share, maximum borrowings of $4,806,000	$2,846,910	$2,314,005
Line of credit with entity controlled by a director of the Company, interest at 4.65%, due in 2007, maximum borrowings of $2,500,000, secured by all of Company's assets	1,525,000	—

Total long-term debt	$4,371,910	$2,314,005

6.
SUBSEQUENT EVENTS

        On November 12, 2002, the Company closed the following transactions:

  •
  Sold $9.0 million of its common stock at a price of $1.08 per share to a syndicate of institutional investors. As a condition precedent to the financing, the outstanding balance of the Elan line of credit, including accrued and unpaid interest, was converted into common stock at an exchange rate of $24.00 per share and all of the Company's Series B Preferred Stock, including accrued and unpaid dividends, was converted into common stock at an exchange ratio of 1.06. In the transaction, the Company received $6.7 million in cash and exchanged $2.3 million of outstanding balances under its line of credit with an entity controlled by a director. The line of credit and related security interest in all of the Company's assets was cancelled. The Company no longer has any long-term debt outstanding.

  •
  Split off its therapeutic line of business to five founding shareholders in exchange for and cancellation of all of their 5,137,109 (post-reverse split) shares of common stock, equaling approximately 52.9 percent of the Company's outstanding common stock, of the Company.

        In conjunction with these transactions, the Company implemented a one-for-four reverse split of its common stock. All amounts have been retroactively stated to reflect this reverse stock split. Following the financing, split-off and reverse split, the Company's outstanding common stock totals approximately 13,475,156 shares.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        Portions of the discussion in this item contain forward-looking statements and are subject to the Risk Factors described below.

        We are an emerging, development-stage biopharmaceutical company focused on developing a novel contrast agent with potential applications in the imaging of the cardiovascular system and cancer metastasizing into the lymphatic system. As of September 30, 2002, we also had in development products to treat psoriasis and other topical diseases and cancer for which we have signed an agreement to split-off to five founding shareholders of Photogen. See "Other Products" and "Subsequent Events" below.

        Our principal product is a contrast agent we call PH-50, when referring to cardiovascular applications, and N1177 when referring to lymphography. The lymphography application is being developed in a joint venture with units of Elan Corporation, plc. We own or license the rights for all other medical applications. In December 2001, we announced positive preclinical results of PH-50. Based on these studies, the preclinical toxicology and other study work, including the product's use in 65 patients for lymphography, we shifted the strategic direction of Photogen to focus on the cardiovascular and lymphography applications. We have not completed development of any diagnostic or therapeutic product or process at this time and have no revenue from operations.

        We operate with a small staff of researchers and senior level managers to conduct basic research, oversee and direct third party contractors and perform administrative functions. We contract with third party consultants having expertise in clinical development and regulatory matters to supplement our internal capabilities. We contract with third party research laboratories, contract research organizations and manufacturers for clinical material supplies and the management of clinical trials. We also contract with academic and other institutions to conduct specified research projects.

        We expect that our quarterly and annual results of operations will fluctuate based on several factors including, the timing and amount of expenses involved in conducting our research programs, particularly the conduct of clinical trials, the cost of clinical material used in those trials and required for compliance with FDA regulations and the amount, if any, of fees, milestone payments and research support payments received from potential strategic partners.

        We consider our investment in the joint venture with affiliates of Elan Corporation to be our only asset subject to a significant estimate. The carrying value of our 80.1% equity interest in Sentigen, Ltd., the joint venture entity, at September 30, 2002 was $10,388,806. At year-end 2001, we reviewed the financial projections of Sentigen and the underlying assumptions and have concluded that there has been no degradation to the carrying value of our investment. The assumptions underlying the financial forecasts were based on then currently available information, including estimates of development costs, pricing, operating expenses and market sizes and penetration. These estimates may change and any such changes may impact our future estimates of appropriate carrying values. At September 30, 2002, no changes had occurred in such estimates.

CORE PRODUCTS

        Our core product is PH-50/N1177, a novel contrast agent that may have multiple applications in vascular and cardiac imaging and lymphography.

        CARDIOVASCULAR IMAGING—PH-50 has application as a novel technique to image the cardiovascular system using standard CT scanners. In animal model studies, encouraging results have been demonstrated to image the heart, liver and other organs. PH-50 could allow the imaging of the cardiovascular system (angiography) and other organs without the need for catheters and high-speed cameras. Over two million angiography procedures are conducted annually in the U.S. Preclinical studies also suggest that PH-50 can be used to detect coronary vulnerable plaque, a condition believed to be a precursor to heart attacks and sudden cardiac failure.

        LYMPHOGRAPHY—Through a joint venture with units of Elan Corporation, we are developing N1177, a proprietary material to precisely locate and diagnose the spread of cancer (micro-metastases) when administered into a patient's lymphatic system. This novel nanoparticulate (a very small particle designed to travel through the lymphatic system) X-ray contrast agent, when used with a standard computed tomography (CT) scanner (a technology called "lymphography"), is being developed to enable imaging and detection of cancer in lymph nodes prior to surgery. Phase 1 studies have been completed. Phase 2 studies are planned to commence within the next six months.

OTHER PRODUCTS

        As of July 29, 2002 we signed definitive agreements with the five founders of Photogen, to split-off to an entity they control our PH-10 and laser technologies in exchange for all the Company's stock beneficially owned by them (approximately 5,137,109 (post-reverse split) shares or 52.9% of our outstanding common stock, all of which were cancelled at the closing). The corporate separation transaction was approved by our stockholders on October 31, 2002 and closed on November 12, 2002.

        Products and technology that were transferred to the founders related to our therapeutic business, and include:

        PH-10—PH-10 is a compound that reacts with energy and has applications for use in treating:

  •
  Psoraisis, when applied topically and activated with green light;

  •
  Actinic keratosis; and

  •
  Solid tumor cancers, when injected into a tumor and treated with X-rays.

        MULTIPHOTON TECHNOLOGY—A proprietary laser technology that uses ultrashort, pulsed bursts of long wavelength light to activate photoactive agents and other compounds that react with light to destroy diseased tissue. This technology can also be used to create images of tissue for diagnostic purposes.

        Our senior executive and clinical development organization operates from our corporate headquarters in New Hope, Pennsylvania. We have on staff personnel with expertise in clinical development, clinical trial design and regulatory approval processes. We also work closely with consultants experienced in drug development and regulatory requirements. Our scientific research team and certain administrative functions (all of which were transferred in the corporate separation transaction), located in Knoxville, Tennessee, included specialists in molecular biology, non-linear laser physics, interventional radiology, spectroscopy, bioengineering and photochemistry.

RESULTS OF OPERATIONS

        Our efforts have been focused on the development and clinical testing of diagnostic and therapeutic products. To date, we have not generated revenues from the sale of any proposed diagnostic or therapeutic products or other operations.

        Research and development costs for the nine-month period ended September 30, 2002 decreased 12.8% percent to $2,007,641 from $2,301,793 for the comparable nine-month period ended September 30, 2001. The decrease was due principally to our pursuit of the development program for PH-50 at a slower pace than originally planned, lower expense levels for our FDA consultants and reduced costs associated with prosecuting patent protection for our intellectual property.

        General and administrative expenses declined 19.6% percent to $2,166,441 in the nine-month period ended September 30, 2002 from $2,695,167 in the comparable 2001 period. The decline is primarily attributable to the reduction in the amortization of the cost of certain warrants that had been granted to a consultant, the absence of recruiting costs, partially offset by costs of our New Hope, PA office.

        In August 2002, we entered into a contract with Clinical Regulatory Strategies, L.L.C. to provide us with consulting services and support related to the clinical development of PH-50 and N1177 and certain other business development matters as the need may arise. We will pay Clinical Regulatory Strategies on a time and materials basis and have awarded them warrants to purchase 190,000 (post-reverse split) shares of our common stock with vesting to occur on the achievement of specified milestones. No such milestones have been achieved to date.

        In 1999, we entered into a joint venture with affiliates of Elan Corporation for the development of N1177, a potential product to identify and diagnose lymph nodes for the presence of cancer. We own 80.1% of the joint venture entity, Sentigen, Ltd., with the balance owned by Elan. During the first nine months of 2001 and 2002, we recorded losses from the joint venture of $1,514,080 and $1,245,845, respectively. These losses resulted from our share of development expenses incurred in the joint venture by the two participants, including personnel expenses and costs associated with developing a manufacturing process, including the purchase of drug substance and other materials.

        In September 2000, we initiated a restructuring of our clinical development operations and closed our Westborough Massachusetts office. We took a charge against earnings at the time of $597,025 for termination of our office lease and associated expenses and termination costs associated with certain of the employees at that location. During the first quarter 2002, we increased the provision by $451,068 to provide for a potential settlement with one of the Westborough employees. As of September 30, 2002, we have fulfilled our obligation under the settlement.

        During the nine months ended September 30, 2002, we had no capital expenditures. During the next twelve months we expect capital expenditures to be less than $100,000. During 2001, as a result of the closing of the Westborough, Massachusetts facility and the shift in the research priorities, we determined that certain equipment we were leasing would no longer be useful in our research. Accordingly, in the first quarter of 2001, we recorded a provision for future lease payments of $696,070. In the fourth quarter of 2001, we increased the accrual to a total of $1,264,208 representing the remaining lease obligations. While we will pursue opportunities to sublease or otherwise mitigate these obligations, there can be no assurance of any success in this regard.

        For the nine months ended September 30, 2002, our investment income decreased to $1,532 from $102,626 in the nine months ended September 30, 2001. The decrease in investment income resulted primarily from lower average balances of securities in our investment portfolio. We expect our investment income to fluctuate both as our capital decreases or increases and as the rates of interest earned by our portfolio vary due to shifts in short term interest rates.

        We recorded dividends on our two series of preferred stock totaling $1,024,300 in the first nine months of 2002 compared to $2,243,832 for the comparable period in 2001. This decrease is due to the absence of the cost of certain beneficial conversion provisions payable under our Series B Preferred Stock originally issued in February 2000. Under the applicable Certificate of Designations the holder of Series A Preferred is entitled to a mandatory payment-in-kind dividend equal to 7% (i.e., 0.07 additional shares of Series A Preferred) which is cumulative, compounds on a semi-annual basis and is payable twice a year. Similarly, under the applicable Certificate of Designation the holders of Series B Preferred were entitled to a payment-in-kind dividend equal to 6% (i.e., 0.06 additional shares of Series B Preferred), which is cumulative and payable annually. On November 12, 2002, all shares of Series B Preferred were converted into common stock and the Series B Preferred is no longer outstanding. See "Subsequent Events" below.

        During the third quarter ended September 30, 2002, we conducted limited operations in order to conserve cash resources pending the anticipated closing of the institutional financing. For the quarter, we reported a net loss applicable to common stockholders of $2,185,238. We funded our operations during the quarter utilizing our available cash resources and borrowings under our credit line from Tannebaum, LLC. As a result of the reduced amount of funding to Photogen, we will continue to pursue the development program for PH-50, but at a slower pace than originally planned.

        As a result of the above factors, our net loss of $6,041,620 for the nine months ended September 30, 2002, decreased by 15% from $7,104,484 reported for the nine months ended September 30, 2001. Our cumulative losses since inception are approximately $35,134,933. Our net loss attributable to common shareholders (including "in kind" preferred dividends) for the nine months ended September 30, 2002, decreased to $7,065,920, or $.73 per share from $9,348,316, or $.99 per share for the nine months ended September 30, 2001.

LIQUIDITY; CAPITAL RESOURCES

        At September 30, 2002 we had cash and cash equivalents totaling approximately $111,830.

        As of September 30, 2002, we had a $4.8 million credit line available from Elan under which we could borrow to fund our portion of the losses incurred by the joint venture. At September 30, 2002 we had borrowed $2,846,910 under this credit line to fund our capital obligations to Sentigen, a portion of which was in turn used by Sentigen to reimburse us for expenses we had incurred on behalf of the joint venture. Borrowings under this facility bore interest at 8% per annum, and were either repayable in 2005 or convertible, at Elan's election, into our common stock. On April 8, 2002, we entered into a credit facility that provided us with a $2,500,000 revolving line of credit, bearing interest at 4.65%, for a period of five years. The loan was secured by a lien on all of our assets. At September 30, 2002, we had borrowed $1,525,000 under this line of credit. In connection with our agreement to sell shares of our common stock to a group of institutional investors, both the Elan note (at a conversion rate of $6.00 per share) and the $2,500,000 credit facility (at a conversion rate of $0.27 per share) were converted into shares of our common stock. See "Subsequent Events" below.

        We have a contingent liability of $650,000 because we sold 124,627 (post-reverse split) shares of common stock in a series of five transactions from April 26 through June 21, 2001 under our Registration Statement

No. 333-46394 when that Registration Statement did not meet the requirements of Section 10(a)(3) of the Securities Act. As a result, those shares are subject to rescission.

        With the proceeds of the financing we closed in November, 2002, we believe we have sufficient capital to carry out planned activities into the third quarter of 2003. Our ability to conduct operations beyond that date is entirely dependent on our ability to obtain additional capital. If we raise additional funds by issuing equity securities, substantial dilution to existing stockholders may result. However, there can be no assurance that such capital will be available under acceptable terms, if at all. See "Risk Factors—We must raise additional financing in the future and our inability to do so could prevent us from implementing our business development plan," below.

        We have used, and expect over the next 12 months to use the capital available from sales of common stock, for general corporate purposes, including activities related to preparing for and conducting clinical trials, purchase and preparation of clinical material, conduct of preclinical studies, administrative expenses to support our research and development activities, capital expenditures and to meet working capital needs. Proceeds from the sale of our common stock to the institutional investors in November, 2002 must be used for the following purposes (including related general and administrative costs) in the following order or priority, unless otherwise authorized by a majority of the Board:

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  To seek FDA approval for the use of PH-50 (our cardiovascular diagnostic technology) as a CT contrast agent.

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  To seek FDA approval for the use of N1177 (being developed through our joint venture with Elan) as a lymphography contrast agent.

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  To perform pre-clinical exploration of the use of PH-50 to identify vulnerable plaque.

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  To acquire or license compounds to build a product pipeline for the Company.

        We evaluate from time to time the acquisition or license of businesses, technologies or products. The purchase of any such licenses or technologies would be funded by a portion of any net proceeds of future offerings or the issuance of debt or equity securities specifically for that purpose. We also expect our use of capital to increase as we conduct further clinical trials.

        Our only long-term commitment that is not recorded on our financial statements is for our office space in Pennsylvania. Annual rent for this lease, which expires in 2004, is approximately $190,765.

SUBSEQUENT EVENTS

        The Company held its reconvened annual meeting of stockholders on October 31, 2002 in Chicago, Illinois. At the annual meeting, the stockholders approved the following matters:

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  A corporate separation transaction pursuant to which the Company would split off its therapeutic line of business to its five founding stockholders in exchange for and in redemption of all of their common stock of the Company (Proposal 1).

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  A financing transaction in which the Company would issue more than 20% of its common stock to certain institutional investors (Proposal 2).

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  An amendment to the Company's Articles of Incorporation to effect a one-for-four reverse split of the common stock (Proposal 3).

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  An amendment to the Company's 2000 Long Term Incentive Compensation Plan to increase the number of shares of common stock reserved for issuance under the plan to 4,568,750 (post-reverse split) shares (Proposal 4).

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  The election of Taffy J. Williams, Ph.D., Eric A. Wachter, Ph.D., Robert J. Weinstein, M.D., Lester H. McKeever, Jr. and Gene Golub to the Board of Directors (Proposal 5).

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  The ratification of BDO Seidman, LLP as the Company's independent certified public accountants for 2002 (Proposal 6).

        Each proposal was approved by a significant majority of the shares voting at the meeting. In addition, the corporate separation transaction (Proposal 1) was approved by a majority of the shares other than those held by the Company's five founding stockholders, as required by the Proxy Statement.

        On November 12, 2002, the Company closed the following transactions:

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  Sold $9,000,000 of its common stock at a price of $1.08 per share to a syndicate of institutional investors. As a condition precedent to the financing, the outstanding balance of the Elan line of credit, including accrued and unpaid interest, was converted into common stock at an exchange rate of $24.00 per share and all of the Company's Series B Preferred Stock, including accrued and unpaid dividends, was converted into common stock at an exchange ratio of 1.06. In the transaction, the Company received $6.7 million in cash and exchanged $2.3 million of outstanding balances under its line of credit with an entity controlled by a director. The line of credit and related security interest in all of the Company's assets was cancelled. The Company no longer has any long-term debt outstanding.

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  Split off its therapeutic line of business to five founding shareholders in exchange for and cancellation of all of their 5,137,109 (post-reverse split) shares of common stock, equaling approximately 52.9 percent of the Company's outstanding common stock, of the Company

        In conjunction with these transactions, the Company implemented a one-for four reverse split of its common stock. All amounts have been retroactively stated to reflect this reverse stock split. Following the financing, split-off and reverse split, the Company's outstanding common stock totals approximately 13,475,156 shares.

        In connection with the financing, we have entered into a confidential settlement agreement with Broadmark Capital, Inc. as of September 13, 2002. The dispute was regarding the payment of brokerage commissions. The settlement includes, among various terms, the dismissal of all parties' claims and mutual releases, and certain payments to Broadmark.

        Eric A. Wachter, Ph.D. resigned from the Board of Directors upon completion of the corporate separation transaction. Also, on Wednesday, October 30, 2002, Aidan King notified the Company that he would not stand for reelection to the Board of Directors. Elan has the right to designate another representative to sit on the Board of Directors. In accordance with the Bylaws, the Board of Directors appointed William D. McPhee and Alan D. Watson to fill these vacancies.

        Although the current institutional investor group purchased $9,000,000 of common stock, we received stockholder approval to issue up to $15,000,000 of common stock to accredited institutional investors by means of a private placement in one or more closings on the terms described in our proxy materials. We may use a broker to find additional institutional investors on a best efforts basis, and we may pay commissions and grant warrants to the broker not to exceed 10% of the gross proceeds (or such greater amount as is permitted by applicable law and approved by our Board of Directors). We have no agreement with any broker at this time.

Changes to Elan holdings

        As part of the financing, all of the outstanding principal and accrued interest under our note to Elan in the amount of $3,082,487.30 was converted into common stock at a conversion price of $6.00 (reduced from $18.15) resulting in the issuance of 128,437 (post-reverse split) shares of our common stock.

        The Company learned immediately prior to its annual stockholders meeting on October 31, 2002 that Elan Pharmaceutical Investments II, Ltd., the holder of the Series A Preferred Stock, would not be in a position to consent to the elimination of the liquidation preference (or the reduction of the conversion price), a condition precedent to the closing of the financing. The institutional investors agreed to waive this condition, and Elan Corporation, plc agreed that in the event of a liquidation of the Company, Elan will make whole Mi3 L.P., Oxford Bioscience Partners IV L.P. and MRNA Fund II L.P. if they incur losses as a result of the Series A liquidation preference upon liquidation of the Company. The Company's stockholders will have an opportunity to ratify this agreement before February 1, 2003.

Changes to Series B Preferred Stock

        As a condition to the closing of the financing transaction, the holders of over a majority of the Series B Preferred Stock agreed to convert their shares into common stock. As a result, all shares of Series B Preferred Stock (including all shares of Series B Preferred Stock paid as in-kind dividends) were converted into common stock on November 12, 2002. Each share of Series B Preferred Stock was converted into 4.25 shares of common stock contemporaneously with the closing of the financing transaction. The result was that all shares of Series B Preferred Stock were converted into a total of approximately 422,316 (post reverse-split) shares of common stock on November 12, 2002; and the shares of Series B Preferred Stock are no longer outstanding, nor will there be any liquidation preference associated with the Series B Preferred Stock.

Reverse Split

        On November 12, 2002, we amended our Articles of Incorporation to effect a one for four reverse split of our common stock.

PLAN OF OPERATION

        During the next twelve months we will focus our efforts on the development of PH-50 and N1177 reflecting the strategic shift in the direction of the Company and the split-off of our therapeutic PH-10 and laser technologies to certain founders of Photogen. Specifically, we expect to conduct preclinical and human clinical studies, prepare required filings to the FDA, and as required to foreign regulatory bodies and acquire quantities of clinical grade drug formulations of these products. We expect to continue to incur increasing losses for at least the next three years as we intensify research and development, preclinical and clinical testing and associated regulatory approval activities and engage in or provide for the manufacture and/or sale of any products that we may develop.

        As we progress further into human clinical trials, our use of capital will increase. We expect to continue to incur increasing losses for at least the next several years as we intensify research and development, preclinical and clinical testing and associated regulatory approval activities and engage in or provide for the manufacture and/or sale of any products that we may develop. Greater capital resources would enable us to quicken and expand our research and development activities, and our failure to raise additional capital will (absent a suitable collaborative agreement providing for a third party to take over these functions) significantly impair or curtail our ability to conduct further research and development activities and our ability to seek regulatory approval for any possible product resulting from that research. In any event, complete development and commercialization of our technology will require substantial additional funds. See "Risk Factors—We must raise additional financing in the future and our inability to do so could prevent us from implementing our business plan," below.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

        The primary market risk that could impact us is the fluctuation in interest rates related to our investments in Government bonds. As our investments all have short-term maturities, the investment return will reflect the current market rates. To date, we have not engaged in any derivative or hedging activities.

ITEM 4. CONTROLS AND PROCEDURES

        The Company maintains a set of disclosure controls and procedures and internal controls designed to ensure that information required to be disclosed in filings made pursuant to the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Our principal executive and financial officers have evaluated our disclosure controls and procedures within 90 days prior to the filing of this Quarterly Report on Form 10-Q and have determined that such disclosure controls and procedures are effective.

        Subsequent to our evaluation, there were no significant changes in internal controls or other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

PART II.    OTHER INFORMATION

ITEM 5.    OTHER INFORMATION

RISK FACTORS

        This Form 10-Q contains (and press releases and other public statements we may issue from time to time may contain) a number of forward-looking statements regarding our business and operations. Statements in this document that are not historical facts are forward-looking statements. Such forward-looking statements include those relating to:

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  our current business and product development plans,

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  our future business and product development plans,

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  the timing and results of regulatory approval for proposed products, and

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  projected capital needs, working capital, liquidity, revenues, interest costs and income.

        Examples of forward-looking statements include predictive statements, statements that depend on or refer to future events or conditions, and statements that may include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," "should," "may," or similar expressions, or statements that imply uncertainty or involve hypothetical events.

        Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this Form 10-Q, including under "Risk Factors." You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this Form 10-Q, in the materials referred to in this Form 10-Q, in the materials incorporated by reference into this Form 10-Q, or in our press releases or other public statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Form 10-Q or other documents incorporated by reference might not occur. No forward-looking statement is a guarantee of future performance and you should not place undue reliance on any forward-looking statement.

        The following are the key risk factors that may affect our future results:

WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE CONDUCTED ONLY LIMITED STUDIES ON OUR PRODUCTS IN DEVELOPMENT AND WE DO NOT HAVE ANY REVENUES FROM SALES.

        Our Company and our technologies are in early stages of development. We began our business as a biopharmaceutical company in 1997. We have not generated revenues from sales or operations, and we do not expect to generate sufficient revenues to enable us to be profitable for at least several years.

        Our proposed technologies and products generally must complete preclinical tests in animals and three phases of tests (also called clinical trials) in humans before we can market them for use. Use of our technology has been limited primarily to laboratory experiments, animal testing or human pilot studies and only one compound has completed Phase 1 clinical trials. We have therefore not yet conducted substantive studies on the effectiveness of our compounds on human subjects. The drug products we currently contemplate developing will require costly and time-consuming research and development, preclinical and clinical testing and regulatory approval before they can be commercially sold. We may not be able to develop our technology into marketable products or develop our technology so it is effective for diagnosis or treatment of human diseases. As a result of changing economic considerations, market, clinical or regulatory conditions, or clinical trial results, we may shift our focus or determine not to continue one or more of the projects we are currently pursuing.

WE HAVE A HISTORY OF LOSSES AND WE MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY IN THE FUTURE OR PAY CASH DIVIDENDS.

        We have incurred losses since the beginning of our operations. As of September 30, 2002, we have incurred cumulative net losses (before dividends on preferred stock) of approximately $35,134,933. We expect our losses to increase in the future as our financial resources are used for research and development, preclinical and clinical testing, regulatory activities, manufacturing, marketing and other related expenses. We may not be able to achieve or maintain profitability in the future. We have never declared or paid any cash dividends to stockholders, and do not expect to do so in the foreseeable future.

WE MUST RAISE ADDITIONAL FINANCING IN THE FUTURE AND OUR INABILITY TO DO SO WILL PREVENT US FROM IMPLEMENTING OUR BUSINESS DEVELOPMENT PLAN.

        We believe that through the use of our cash and lines of credit, we will have cash resources for our current commitments through the third quarter of 2003 (depending on the pace of our spending for preclinical and clinical testing and other commitments, which, to an extent, we can adjust to preserve cash). We will need substantial additional financing for our research, clinical testing, product development and marketing programs. As of November 12, 2002, we sold $9.0 million of our common stock to a syndicate of institutional investors at a price of $1.08 per share. We cannot accurately estimate the amount of additional financing required; however, the amount could be an additional $30 million or more over the next several years. Additional funds may not be available on acceptable terms, if at all, and existing stockholders may be diluted as a result of those offerings. The pricing of our common stock, or other security convertible into common stock, in any such transaction may also result in an increase in the number of shares of common stock issuable upon exercise of warrants in accordance with the anti-dilution provisions in the instruments governing those securities.

OUR PROPOSED PRODUCTS ARE SUBJECT TO EXTENSIVE TESTING AND GOVERNMENT APPROVAL, AND WE MAY NOT OBTAIN THE APPROVALS NECESSARY TO SELL OUR PROPOSED PRODUCTS.

        None of our proposed imaging, drug and device products has received the Food and Drug Administration's approval. An extensive series of clinical trials and other associated requirements must be completed before our proposed products can be approved and sold in the United States or other countries. Requirements for FDA approval of a product include preclinical and clinical testing for effective use and safety in animals and humans; that testing can be extremely costly. The time frame necessary to perform these tasks for any individual product is long and uncertain, and we may encounter problems or delays that we cannot predict at this time. Even if testing is successful, our proposed products may not demonstrate sufficient effectiveness or safety to warrant approval by the FDA or other regulatory authorities. Any regulatory approval may not cover the clinical symptoms or indications that we may seek. Marketing our products in other countries will require seeking and obtaining regulatory approvals comparable to those required in the United States.

IF WE DO NOT OBTAIN AND MAINTAIN PATENT OR OTHER PROTECTION OF OUR CORE TECHNOLOGIES (NAMELY PH-50 FOR CARDIOVASCULAR IMAGING, N1177 AND OUR OTHER LYMPHOGRAPHY MATERIALS AND METHODS, WE MAY HAVE DIFFICULTY COMMERCIALIZING PRODUCTS USING THESE TECHNOLOGIES.

        Our success depends in part on our ability to obtain, assert and defend our patents, protect trade secrets and operate without infringing the intellectual property of others. Among the important risks in this area are that:

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  Our patent applications may not result in issued patents. Moreover, any issued patents may not provide us with adequate protection of our intellectual property or competitive advantages, and the law on the scope of patent coverage is continually changing.

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  Various countries limit the subject matter that can be patented and limit the ability of a patent owner to enforce patents in the medical field. This may limit our ability to obtain or utilize those patents internationally.

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  Existing or future patents or patent applications (and the products or methods they cover) of our competitors (or others, such as research institutions or universities) may interfere, invalidate, conflict with or infringe our patents or patent applications. Similarly, the use of the methods or technologies contained in our patents, patent applications and other intellectual property may conflict with or infringe the rights of others.

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  If an advance is made that qualifies as a joint invention, the joint inventor or his or her employer may have rights in the invention.

        We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that these rights are covered by valid and enforceable patents or effectively maintained as trade secrets. We own two patents in the U.S., and sixteen other patents in foreign countries including Taiwan, Australia, Singapore, Japan and New Zealand. We are also the exclusive licensee to a group of patented proprietary compounds known as nanoparticulates from Massachusetts General Hospital and Nycomed Imaging AS. We have filed patent applications under the Patent Cooperation Treaty covering a number of foreign countries. These patents and the patent applications relate to the use of PH-50 as a cardiovascular imaging agent, laser and ionizing radiation technology, photoactive agents and methods, methods for enhanced cell production and methods for performing lymphography.

        The patent position of biopharmaceutical companies involves complex legal and factual questions, and therefore we cannot assure the enforceability of these patents. Litigation over patents and other intellectual property rights occurs frequently in our industry, and there is a risk that we may not prevail in disputes over the ownership of intellectual property. Further, interference may occur over the rights to certain inventions, and there is a risk that we may not prevail in an interference. Those disputes can be expensive and time consuming, even if we prevail. Intellectual property disputes are often settled through licensing arrangements that could be costly to us. In any intellectual property litigation, it is possible that licenses necessary to settle the dispute would not be available, or that we would not be able to redesign our technologies to avoid any claimed infringement.

        Confidentiality agreements covering our intellectual property may be violated and we may not have adequate remedies for any violation. Third parties may challenge our existing patents and seek to hold them invalid or unenforceable. Also, our intellectual property may in other ways become known or be independently discovered by competitors.

        To the extent we use intellectual property through licenses or sub-licenses (as is the case for some of our lymphography technology), our rights are subject to us performing the terms of the license or sub-license agreement with third parties. Our rights are also subject to the actions of third parties we may not be able to control, such as our sub-licensor complying with the terms of its license with the patent owner and the patent owner maintaining the patent.

        Where intellectual property results from a research project supported by U.S. Government funding, the Government has limited rights to use the intellectual property without paying us a royalty.

WE ARE HIGHLY DEPENDENT UPON A SMALL NUMBER OF EMPLOYEES AND CONSULTANTS WHO PROVIDE SCIENTIFIC AND MANAGEMENT EXPERTISE, AND IT MAY BE DIFFICULT TO IMPLEMENT OUR BUSINESS DEVELOPMENT PLANS WITHOUT THIS EXPERTISE.

        These individuals have entered into employment or consulting agreements, confidentiality and/or non-competition agreements with us. We could suffer competitive disadvantage, loss of intellectual property or other material adverse effects on our business and results of operations if any employee or consultant violates or terminates these agreements or terminates his or her association with us. Our growth and future success also depends upon the continued involvement and contribution from these individuals, as well as our ability to attract and retain highly qualified personnel now and in the future.

        We currently employ three senior executive officers, including Dr. Williams (our CEO), Mr. Boveroux (our CFO) and Dr. Reinhard Koenig (Senior Vice President of Medical and Regulatory Affairs). We also have retained consultants to advise us in regulatory affairs and product development matters. If we lost the services of our executive officers or outside consultants, we could experience a delay in the implementation of our business plan until we arranged for another individual or firm to fulfill the role.

WE HAVE TO RELY ON THIRD PARTIES AND COLLABORATIVE RELATIONSHIPS FOR THE MANUFACTURE, CLINICAL TESTING AND MARKETING OF OUR PROPOSED PRODUCTS, AND IT MAY BE DIFFICULT TO IMPLEMENT OUR BUSINESS DEVELOPMENT PLANS WITHOUT THESE COLLABORATIONS.

        We are currently involved in a joint venture with affiliates of Elan Corporation, plc, called Sentigen Ltd., to develop and commercialize materials in the field of lymphography. We have had and expect to continue in the future to have a variety of research agreements with universities and other research institutions to investigate specific protocols. We also contract and expect to continue to contract with research organizations and other third parties to manage clinical trials of our proposed products in development. We must continue to enter into collaborative relationships with third parties for additional research and development, preclinical and clinical testing, marketing and distribution of our proposed products.

        We are also dependent on third parties for the manufacture of supplies of our products and for the supply of lasers and radiotherapy devices and similar hardware in physicians' offices and hospitals. We have certain research and supply agreements with third parties. However, we may not be able to negotiate other acceptable collaborative and supply arrangements in the future.

        Collaborative relationships may limit or restrict our operations or may not result in an adequate supply of necessary resources. Our collaborative partner could also pursue alternative technologies as a means of developing or marketing products for the diseases targeted by our collaborative program. If a third party we are collaborating with fails to perform under its agreement or fails to meet regulatory standards, this could delay or prematurely terminate clinical testing of our proposed products.

OUR POTENTIAL MARKETS ARE EXTREMELY COMPETITIVE, AND MANY OF OUR COMPETITORS HAVE GREATER RESOURCES AND HAVE PRODUCTS THAT ARE IN MORE ADVANCED STAGES OF DEVELOPMENT.

        We face substantial competition from competitors with greater financial, technical and human resources and with greater experience in developing products, conducting preclinical or clinical testing, obtaining regulatory approvals, manufacturing and marketing. We understand that the existing market for radiopaque contrast agents is estimated to be approximately $3.4 billion worldwide. The dominant uses of media are those employed in conjunction with CT or X-ray scans. Approximately half of the usage is in the U.S. Omnipaque(R), marketed by a unit of Amersham is estimated to be the leading agent utilized in coronary angiography. Other companies marketing contrast agents include Mallinckrodt, Inc. (a unit of Tyco International Ltd.), Bristol-Myers Squibb Medical Imaging (a unit of Bristol-Myers Squibb Company), Berlex Laboratories, Inc., Abbott Laboratories and Bracco.

        More broadly defined, other modalities, such as magnetic resonance imaging and ultrasound, are also used by physicians to image internal vasculature and organs. These modalities, including CT imaging, each have particular attributes that may make their use applicable to any particular situation.

        Competitors in the field of using light energy to treat and diagnose disease include: Miravant Medical Technologies, Pharmacyclics, Inc., QLT Inc., Axcan Pharma Inc., Dusa Pharmaceuticals, Inc. and PhotoCure ASA. There are also numerous companies developing other technologies to image the vascular system and various body organs. Examples of the technologies from those other companies are the use of magnetic resonance imaging or ultrasound techniques to create internal organ images.

        Some of these firms have drugs or devices that have completed or are in advanced stages of clinical trials and regulatory approvals. Others may develop technologies and obtain patent protection that could render our technologies or products obsolete or less competitive or our patents invalid or unenforceable. Due to the inherent risk of failure associated with the testing, development and production of new and innovative technologies, our technologies and products may be found to be ineffective, have unanticipated limitations or otherwise be unsuccessful in the marketplace. Also, although we believe our estimates of the possible size of markets for our potential products are based on information we consider reliable (including data from the American Heart Association, American Cancer Society and similar sources in the public domain), that data or our analysis of the data could prove incorrect.

CHANGES IN HEALTH CARE REIMBURSEMENT POLICIES OR LEGISLATION MAY MAKE IT DIFFICULT FOR PATIENTS TO USE OR RECEIVE REIMBURSEMENT FOR USING OUR PRODUCTS, WHICH COULD REDUCE OUR REVENUES.

        Our success will depend, in part, on the extent to which health insurers, managed care entities and similar organizations provide coverage or reimbursement for using the medical procedures and devices we plan to develop. These third-party payers are increasingly challenging the price of medical procedures and services and establishing guidelines that may limit physicians' selections of innovative products and procedures. We also cannot predict the effect of any current or future legislation or regulations relating to third-party coverage or reimbursement on our business. We may not be able to achieve market acceptance of our proposed products or maintain price levels sufficient to achieve or maintain any profits on our proposed products if adequate reimbursement coverage is not available.

THE CURRENT BOARD OF DIRECTORS CONTROLS PHOTOGEN, WHICH MAY MAKE IT DIFFICULT FOR STOCKHOLDERS WHO ARE NOT IN THAT GROUP TO INFLUENCE MANAGEMENT.

        As of November 12, 2002, a small group of stockholders control approximately 61.5% of our outstanding common stock (calculated on a fully-diluted basis). Several of our principal stockholders are also parties to a Voting, Drag-Along and Right of First Refusal Agreement concerning the election of certain designees to the Board of Directors. The Voting Agreement requires these stockholders to vote their shares for the election of certain individuals nominated by parties to the Voting Agreement. This concentration of ownership and control may delay or prevent a change in control of Photogen, and may also result in a small supply of shares available for purchase in the public securities markets. These factors may affect the market and the market price for our common stock in ways that do not reflect the intrinsic value of the stock.

THE PRICE AND TRADING VOLUME OF OUR COMMON STOCK FLUCTUATES SIGNIFICANTLY, WHICH MAY MAKE IT DIFFICULT FOR US OR A STOCKHOLDER TO SELL OUR COMMON STOCK AT A SUITABLE PRICE AND MAY CAUSE DILUTION FOR EXISTING STOCKHOLDERS WHEN WE ISSUE ADDITIONAL SHARES.

        During the period from January 1, 2002 through September 30, 2002 our closing stock price ranged from $1.32 to $6.04 per share. Daily trading volume ranged from 0 (zero) shares to approximately 10,450 shares during that period. The above data are stated on a post-reverse split basis.

        The following factors may have an impact on the price of our stock:

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  Announcements by us or others regarding scientific discoveries, technological innovations, commercial products, patents or proprietary rights;

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  Announcements by us concerning the licensing or other transactions of our products or technologies;

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  The progress of preclinical or clinical testing;

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  Changes in government regulation;

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  Public concern about the safety of devices or drugs;

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  Limited coverage by securities analysts;

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  The occurrence of any of the risk factors described in this section;

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  Sales of large blocks of stock by an individual or institution;

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  Changes in our financial performance from period to period; securities analysts' reports; and general market conditions.

OUR COMMON STOCK COULD BE DELISTED FROM THE NASDAQ SMALLCAP MARKET, WHICH WOULD MAKE TRADING IN OUR STOCK MORE DIFFICULT.

        Since November 1999, our common stock has been quoted in the Nasdaq SmallCap Market. We received a letter dated September 25, 2002 from NASDAQ notifying us that our stock has traded at less than $1 for a period of 30 consecutive trading days and that we have until March 4, 2003 to regain compliance with Marketplace Rule 4310(c)(4). Our shares could be delisted if we fail to meet the listing requirements of the Nasdaq SmallCap Market, which would force us to list our shares on the OTC Bulletin Board or some other quotation medium, such as pink sheets, depending upon our ability to meet the specific listing requirements of those quotation systems. As a result, an investor might find it more difficult to dispose of, or to obtain accurate price quotations for, our shares. Delisting might also reduce the visibility, liquidity, and price of our common stock. If our common stock were delisted from the Nasdaq SmallCap Market and were not traded on another national securities exchange, we could become subject to penny stock regulations that impose additional sales practice disclosure and market making requirements on broker/dealers who sell or make a market in our stock. The rules of the SEC generally define "penny stock" to be common stock that has a market price of less than $5.00 per share and is not traded on a national exchange. If our stock became subject to penny stock regulations, it could adversely affect the ability and willingness of broker/dealers who sell or make a market in our common stock and of investors to purchase or sell our stock in the secondary market.

IF STOCKHOLDERS HOLDING SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK SHOULD SELL IN THE PUBLIC MARKET, THE PRICE OF OUR STOCK COULD FALL OR IT MAY BE MORE COSTLY FOR US TO RAISE CAPITAL.

        As of November 12, 2002:

  •
  We had reserved approximately 6,988,603 (post-reverse split) shares of common stock for future issuance upon grants of options, or exercise or conversion of outstanding options and warrants and convertible securities and notes.

  •
  We had approximately 5,124,217 shares (post-reverse split) eligible for sale free of restriction under Rule 144.

  •
  We had registration rights agreements to register approximately 15,507,223 shares (post-reverse split) for resale (which includes an obligation to register the shares issued to the institutional shareholders in the institutional financing after closing the private placement).

        If these options and warrants are all issued and exercised, investors may experience significant dilution in the voting power of their common stock. The sale of these shares could place downward pressure on the overall market price of our stock.

ITEM 6.    EXHIBITS AND REPORTS ON FORM 8-K

  (a)
  Exhibits.

        The following is a list of exhibits filed as part of this Form 10-Q. Exhibits that were previously filed are incorporated by reference. For exhibits incorporated by reference, the location of the exhibit in the previous filing is indicated in parenthesis.

EXHIBIT NO.	DESCRIPTION
2.1	Common Stock Purchase Agreement dated as of August 2, 2002 by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., New England Partners Capital, L.P. and Tannebaum LLC. (Filed as Exhibit C to the Company's DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
2.2
Amendment No. 1 to the Common Stock Purchase Agreement dated as of August 2, 2002 by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., New England Partners Capital, L.P. and Tannebaum LLC. (Filed as Exhibit A to the Company's DEFR 14A Proxy Supplement dated October 18, 2002 and incorporated herein by reference.)
2.3
Separation Agreement dated as of July 29, 2002 by and among the following: Craig Dees, Ph.D. and Dees Family Foundation, Eric A. Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott, Ph.D. and Scott Family Investment Limited Partnership, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, and Walt Fisher 1998 Charitable Remainder Unitrust, and John A. Smolik and Smolik Family LLP, Photogen Technologies, Inc., Photogen, Inc., Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum, LLC (Filed as Exhibit A to the Company's DEFM 14A dated September 12, 2002 and incorporate herein by reference.)
3.1
Articles of Incorporation of Photogen Technologies, Inc., as amended (Filed as Exhibit E to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
3.2
Amended and Restated Certificate of Designations, Preferences and Rights of Series A Preferred Stock. (Filed as Exhibit 3.5 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference.)
3.3
Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock. (Filed as Exhibit E to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
3.4	Amended and Restated Bylaws of Photogen Technologies, Inc. (Filed as Exhibit F to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
3.5	Charter of Photogen, Inc. (Filed as Exhibit 3.3 to the Company's Registration Statement on Form 10-SB dated December 24, 1997 and incorporated herein by reference.)
3.6	Amended and Restated Bylaws of Photogen, Inc. (Filed as Exhibit 3.3 to the Company's Current Report on Form 8-K dated May 17, 2000 and incorporated herein by reference.)

9.1
Amended and Restated Voting Agreement entered into as of the 4th day of September, 2001, by and among Eric A. Wachter, Ph.D., Craig Dees, Ph.D., Walter G. Fisher, Ph.D., Tim Scott, Ph.D., John Smolik, Robert J. Weinstein, M.D., and Theodore Tannebaum, and joined into by Photogen Technologies, Inc. as stockholder of Photogen, Inc. (Filed as Exhibit 9.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.)
9.2
Voting, Drag-Along and Right of First Refusal Agreement entered into as of November 12, 2002 by and among Robert J. Weinstein, M.D., Stuart P. Levine, Tannebaum, LLC, Mi3 L.P., Oxford Bioscience Partners IV L.P. and MRNA Fund II L.P. (Filed as Exhibit G to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
10.1
Registration Rights Agreement entered into as of November 12, 2002 by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Tannebaum, LLC (Filed as Exhibit D to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
10.2	Letter Agreement entered into as of August 29, 2002 by and between Photogen Technologies, Inc. and Clinical Regulatory Strategies, LLC.
99.1	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
99.2	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
  (b)
  Reports on Form 8-K.

        The following reports on Form 8-K were filed during the three-month period ended September 30, 2002:

          1.    Report on Form 8-K dated August 8, 2002 disclosing the signing of definitive agreements regarding a corporate separation and a financing with certain institutional investors.

          2.    Report on Form 8-K dated September 26, 2002 disclosing the adjournment of the Company's annual meeting.

Signatures

        In accordance with the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 19, 2002	Photogen Technologies, Inc.
/s/ TAFFY J. WILLIAMS Taffy J. Williams, Ph.D., President and Chief Executive Officer
/s/ BROOKS BOVEROUX Brooks Boveroux, Senior Vice President— Finance and Chief Financial Officer (Principal Financial and Chief Accounting Officer)

CERTIFICATION

        I, Taffy J. Williams, Ph.D., President and Chief Executive Officer of Photogen Technologies, Inc. ("registrant"), certify that:

          1.    I have reviewed this quarterly report on Form 10-Q of the registrant;

          2.    Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

          3.    Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

          4.    The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

            a)    designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

            b)    evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

            c)    presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

          5.    The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

            a)    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

            b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

          6.    The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ TAFFY WILLIAMS Taffy J. Williams, Ph.D. Chief Executive Officer November 19, 2002

CERTIFICATION

        I, Brooks Boveroux, Chief Financial Officer of Photogen Technologies, Inc. ("registrant"), certify that:

          1.    I have reviewed this quarterly report on Form 10-Q of the registrant;

          2.    Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

          3.    Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

          4.    The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

            a)    designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

            b)    evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

            c)    presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

          5.    The registrant's other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

            a)    all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

            b)    any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

          6.    The registrant's other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ BROOKS BOVEROUX Brooks Boveroux Chief Financial Officer November 19, 2002

Exhibit Index

EXHIBIT NO.	DESCRIPTION
+2.1
Common Stock Purchase Agreement dated as of August 2, 2002 by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., New England Partners Capital, L.P. and Tannebaum LLC. (Filed as Exhibit C to the Company's DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
+2.2
Amendment No. 1 to the Common Stock Purchase Agreement dated as of August 2, 2002 by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., New England Partners Capital, L.P. and Tannebaum LLC. (Filed as Exhibit A to the Company's DEFR 14A Proxy Supplement dated October 18, 2002 and incorporated herein by reference.)
+2.3
Separation Agreement dated as of July 29, 2002 by and among the following: Craig Dees, Ph.D. and Dees Family Foundation, Eric A. Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott, Ph.D. and Scott Family Investment Limited Partnership, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership, and Walt Fisher 1998 Charitable Remainder Unitrust, and John A. Smolik and Smolik Family LLP, Photogen Technologies, Inc., Photogen, Inc., Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum, LLC (Filed as Exhibit A to the Company's DEFM 14A dated September 12, 2002 and incorporate herein by reference.)
+3.1
Articles of Incorporation of Photogen Technologies, Inc., as amended (Filed as Exhibit E to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
+3.2
Amended and Restated Certificate of Designations, Preferences and Rights of Series A Preferred Stock. (Filed as Exhibit 3.5 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 and incorporated herein by reference.)
+3.3
Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock. (Filed as Exhibit E to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
+3.4	Amended and Restated Bylaws of Photogen Technologies, Inc. (Filed as Exhibit F to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
+3.5	Charter of Photogen, Inc. (Filed as Exhibit 3.3 to the Company's Registration Statement on Form 10-SB dated December 24, 1997 and incorporated herein by reference.)
+3.6	Amended and Restated Bylaws of Photogen, Inc. (Filed as Exhibit 3.3 to the Company's Current Report on Form 8-K dated May 17, 2000 and incorporated herein by reference.)
+9.1
Amended and Restated Voting Agreement entered into as of the 4th day of September, 2001, by and among Eric A. Wachter, Ph.D., Craig Dees, Ph.D., Walter G. Fisher, Ph.D., Tim Scott, Ph.D., John Smolik, Robert J. Weinstein, M.D., and Theodore Tannebaum, and joined into by Photogen Technologies, Inc. as stockholder of Photogen, Inc. (Filed as Exhibit 9.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.)
+9.2
Voting, Drag-Along and Right of First Refusal Agreement entered into as of November 12, 2002 by and among Robert J. Weinstein, M.D., Stuart P. Levine, Tannebaum, LLC, Mi3 L.P., Oxford Bioscience Partners IV L.P. and MRNA Fund II L.P. (Filed as Exhibit G to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)
+10.1
Registration Rights Agreement entered into as of November 12, 2002 by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Tannebaum, LLC (Filed as Exhibit D to the Company's Proxy Statement on Form DEFM 14A dated September 12, 2002 and incorporated herein by reference.)

*10.2	Letter Agreement entered into as of August 29, 2002 by and between Photogen Technologies, Inc. and Clinical Regulatory Strategies, LLC.
*99.1	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
*99.2	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

+
Incorporated by reference from the filing indicated.

*
Filed herewith.

Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Photogen Technologies, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Taffy J. Williams, Ph.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ TAFFY J. WILLIAMS Taffy J. Williams, Ph.D. Chief Executive Officer November 19, 2002

Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Photogen Technologies, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brooks Boveroux, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

/s/ BROOKS BOVEROUX Brooks Boveroux Chief Financial Officer November 19, 2002

QuickLinks

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 24, 2003
TABLE OF CONTENTS
INFORMATION STATEMENT
PROPOSAL 1
PROPOSAL 2
  Exhibit A
AGREEMENT
  Exhibit C
AMENDED AND RESTATED BYLAWS OF PHOTOGEN TECHNOLOGIES, INC.
ARTICLE V OFFICERS
  Exhibit D
  ITEM 6. SELECTED FINANCIAL DATA.
  ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
SIGNATURES
EXHIBIT INDEX
  Exhibit 99.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
  Exhibit 99.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
  Exhibit E
INDEX
PART I. FINANCIAL INFORMATION
  ITEM 1. FINANCIAL STATEMENTS
  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.
  ITEM 4. CONTROLS AND PROCEDURES
PART II. OTHER INFORMATION
  ITEM 5. OTHER INFORMATION
  ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K
Signatures
CERTIFICATION
CERTIFICATION
Exhibit Index
  Exhibit 99.1
  Exhibit 99.2